SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Golden Telecom, Inc.

(Name of Registrant as Specified in Its Charter)

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GOLDEN TELECOM, INC. Representative Offices of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd, 2nd Floor Moscow, Russia 115114

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 18, 2006
Budapest, Hungary

April 28, 2006

Dear Shareholders:

The 2006 annual meeting of shareholders of Golden Telecom, Inc. (the “Company” or “Golden Telecom”) will be held in the Salon Marzio, Ground Floor, Kempinski Hotel Corvinus Budapest, Erzsébet tér 7-8, Budapest, Hungary on May 18, 2006 at 1:00 p.m. local time, to consider and act on the following matters:

1. The election of ten directors for a term of one year (Item No. 1);

2. Approval of the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (Item No. 2);

3. Ratification of the selection of the auditors of the Company for fiscal year 2006 (Item No. 3); and

4. If presented, a shareholder proposal to elect one of the ten directors for a term of one year (Item No. 4).

Shareholders of record at the close of business on April 11, 2006 will be entitled to vote at the meeting. If you will need special assistance at the meeting because of a disability, please notify the office of the General Counsel of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114 or Golden Telecom, Inc., 2831 Twenty-Ninth St. N.W., Washington, D.C., 20008 or through e-mail at annualmeeting@gldn.net. A list of shareholders entitled to vote at the meeting may be examined at the principal executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114.

By Order of the Board of Directors

DEREK A. BLOOM
Senior Vice President, General
Counsel and Secretary

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GOLDEN TELECOM, INC. Representative Offices of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd, 2nd Floor Moscow, Russia 115114

PROXY STATEMENT
April 28, 2006

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Golden Telecom, Inc. (the “Company” or “Golden Telecom”) of proxies to be voted at the annual meeting of shareholders of the Company to be held in the Salon Marzio, Ground Floor, Kempinski Hotel Corvinus Budapest, Erzsébet tér 7-8, Budapest, Hungary on May 18, 2006 beginning at 1:00 p.m. local time (the “Annual Meeting”). Enclosed with this Proxy Statement is a Notice of the Annual Meeting of Shareholders, together with a Proxy Card for your signature if you are unable to attend. Shareholders of record who execute Proxy Cards may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the principal executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia, 115114, on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying Proxy Card will be first sent to the Company’s shareholders is April 28, 2006.

PROXIES AND VOTING PROCEDURES

Shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), represented by properly executed Proxy Cards received prior to or at the meeting, unless such Proxy Cards have been revoked, will be voted in accordance with the instructions indicated on the Proxy Card.

Shareholders of record (the “Shareholders”) on April 11, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. On April 11, 2006, the Company had outstanding approximately 36,500,785 shares of Common Stock, with each share representing one vote.

If you return your signed Proxy Card to the Company before the Annual Meeting, Golden Telecom will vote your shares as you direct. Items 1, 2 and 3 will be presented at the Annual Meeting by management. Item 4 is expected to be presented at the Annual Meeting by a shareholder.

If you return the Proxy Card to us and do not specify on your Proxy Card how you want to vote your shares, we will vote them “FOR” the election of all Company nominees for director as set forth under “Election of Directors” below, “FOR” the proposal to approve the Company’s 2005 Stock Appreciation Rights Plan, “FOR” the proposal to ratify the selection of our auditors and will “WITHHOLD AUTHORITY” from the shareholder proposal to elect a director.

The affirmative vote of the holders of a plurality of the votes cast by shareholders will elect candidates for director (Items No. 1 and 4 on your Proxy Card). The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the 2005 Stock Appreciation Rights Plan (Item No. 2 on your Proxy Card) and ratify the Board of Directors’ appointment of Ernst & Young LLC (“Ernst & Young”) as the Company’s independent auditors for 2006 (Item No. 3 on your Proxy Card). The required quorum is a majority of the outstanding shares of voting stock of Golden Telecom. Golden Telecom intends to count abstentions both for purposes of determining presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against Item 2 and 3.

The ten nominees for director receiving the highest number of affirmative votes will be elected. If you vote “FOR” all ten of the Company’s nominees for Director under Item 1 and you also vote “FOR” the shareholder proposal under Item 4, your Proxy Card will be invalid with respect to Items 1 and 4 because you will have voted for eleven candidates. Therefore, if you would like to vote “FOR” the shareholder proposal, you must “WITHHOLD AUTHORITY” to vote for at least one of the Company’s nominees. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed Proxy Cards received by Golden Telecom prior to or at the Annual Meeting will be voted “FOR” the election of the Company nominees listed on the following pages and will be voted to “WITHHOLD AUTHORITY” on the shareholder proposal listed on the following pages. Should any of the nominees be unavailable to serve at the time the election occurs, the proxyholders named in the Proxy Card will vote for substitute nominees at their discretion.

Broker non-votes occur when nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because they are not permitted to vote on such matters in the absence of instructions from the beneficial owners of shares. Broker non-votes, if any, with respect to a proposal will not be counted for purposes of determining the presence or absence of a quorum, and will not be counted as shares represented and voting with respect to that proposal. A broker non-vote will have no effect on the outcome of the election of directors.

* * * * * * * * * * * * * * * * * *

PROPOSALS TO BE VOTED UPON

Item No. 1 on Your Proxy Card: Election of Directors

The Board of Directors

The size of the Company’s Board of Directors is set at ten directors. At the Annual Meeting, ten directors will be elected. Each director will serve a one year term and will serve until the next annual meeting of shareholders or until the director is succeeded by another qualified director who has been elected or until their earlier resignation. Each of the Company’s nominees, with the exception of Mr. Jean-Pierre Vandromme, Mr. Patrick Gallagher, Mr. Vladimir Bulgak, Mr. Ronny Naevdal and Mr. David Smyth, is now a member of the Board of Directors of the Company and each of the Company’s nominees has indicated that he is willing and able to serve as a director if elected and has consented to being named as a nominee in this Proxy Statement. The following section sets forth the name and principal business occupation or employment of each of the Company’s nominee directors.

Petr Aven Age 51	Since October 1994, Mr. Aven has served as President of Alfa Bank. As President, his major responsibilities include strategic planning as well as business and government relations in Russia and in the other countries where the bank operates. Mr. Aven also currently serves as the Co-Chairman of the Board of CTC Media, Inc. Prior to his employment with Alfa Bank, Mr. Aven acted as a financial consultant specializing in financial instruments of the Russian Federation in a consultancy that he established. From November 1991 until his resignation in December 1992, Mr. Aven served as the Minister of Foreign Economic Relations of the Russian Federation. Prior to his appointment as Minister, Mr. Aven was employed as a principal researcher at the International Institute for Applied System Analysis (IIASA) in Laxenburg, Austria where his major projects included the methodology of socio-economic comparisons, comparative economics, and economic reforms in centrally planned economies. Prior to this period, from 1981 to 1989, Mr. Aven served as a research scholar at the Institute for Systems Studies of the USSR Academy of Sciences where he advised the administration of Mikhail Gorbachev. Among his other activities, Mr. Aven has acted as a guest professor and lecturer at numerous universities, including Yale University, Bar-Elan University (Israel), and the University of Glasgow and has published two books on econometrics and on economic reform and numerous articles in Russian and international journals, including “Communist Economies and Economic Transformation,” and “Economic Policy.” Yale University Press and the Kiel Institute of World Economics, and other scientific and academic institutes have published Mr. Aven’s monographs.

Mr. Aven has served as a member of the Company’s Board of Directors since May 2001. Mr. Aven has served as the Chairman of the Board since his election to the Board in May 2001 and on the Board’s Nominating and Corporate Governance Committee since July 2002, including serving as Chairman of this committee until September 2005.

David Herman Age 60	Mr. Herman has served in senior executive positions throughout the world, including the Commonwealth of Independent States. He retired in 2002 from the position of Vice President of General Motors Corporation for Russia and the Commonwealth of Independent States after 29 years with General Motors and since 2002 has been a consultant to General Motors. Mr. Herman was instrumental in the establishment of a $340 million car plant by General Motors, Avtovaz and the European Bank for Reconstruction and Development. Prior to his appointment with General Motors in the Commonwealth of Independent States, Mr. Herman served as Chairman of Adam Opel A.G., and served as President of SAAB Automobile.

Mr. Herman has served as a member of the Company’s Board of Directors since November 2002. Mr. Herman has served as the Chair of the Board’s Audit Committee since December 2002. He has served as the Chair of the Board’s Compensation Committee since November 2005 and as the Chair of the Board’s Nominating and Corporate Governance Committee since September 2005.

Kjell Johnsen Age 38	Kjell Johnsen is a Senior Vice President of Telenor Central & Eastern Europe. Mr. Johnsen is Telenor’s representative in the Russian Federation. From 2001 to 2006, Mr. Johnsen worked as Vice President of Telenor Networks with responsibility for Telenor’s fixed line activities in Russia and the CIS. Prior to joining Telenor in 2000, Mr. Johnsen worked for four years with the Norwegian group Norsk Hydro, where he held executive positions both as Country Manager in the Ukraine and as a manager at the regional headquarters for the CIS, Africa and Latin America, based in Paris.

Before joining Norsk Hydro, Mr. Johnsen spent four years working as a trade manager in the Swedish shipping and trading company Scandsea International AB. This work was also connected with the Russian market. Mr. Johnsen holds a Masters Degree in Business Administration in Strategic Management from the Norwegian School of Economics and Business Administration. He also studied Russian at a military academy during his military service.

Mr. Johnsen has served as a member of the Company’s Board of Directors since December 2003. He has served as Chair of the Board’s Executive Committee and member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee since February 2004.

Alexey Khudyakov, Age 35	Mr. Khudyakov is Vice President of Altimo, a leading private equity group which is Alfa Group’s exclusive vehicle for investing in telecommunications. Mr. Khudyakov joined Altimo in 2004 from Alfa Bank, where he has served as Vice President and was managing Alfa Group’s investments in Golden Telecom and Kyivstar. From 1998 until 2002, Mr. Khudyakov worked for the Moscow office of McKinsey & Co. Mr. Khudyakov holds a Masters Degree in Business Administration from INSEAD and a Masters in Applied Mathematics and Physics from Moscow Institute of Physics and Technology.

Mr. Khudyakov was elected to the Company’s Board of Directors in November 2005.

Oleg Malis, Age 31	Mr. Malis is Senior Vice President of Altimo. Mr. Malis began working for Alfa Telecom Limited as Chief of the Current Project Management Unit in 2005. From 2003 until 2005, Mr. Malis was Senior Vice President and Director of Mergers and Acquisitions for

Golden Telecom. Prior to joining Golden Telecom, Mr. Malis founded ZAO Investelectrosvyaz and ZAO Corbina. Mr. Malis holds a degree from Moscow State Aviation Technological University in Systems Engineering.

Mr. Malis was elected to the Company’s Board of Directors in November 2005.

Jean-Pierre Vandromme Age 52	Mr. Vandromme has served as the Chief Executive Officer of the Company since September 1, 2005. Mr. Vandromme is also the founder and Managing Director of VoIP.co.uk, a United Kingdom based company, and is a Board member of Completel, Ventelo Sweden and Norway, and was a Board member of Axxessit. From 2001 to 2003, Mr. Vandromme was Chairman, President and Chief Executive Officer of VENTELO Europe and from 1994 to 2001, Mr. Vandromme served in a variety of positions with Global TeleSystems, Inc. (“GTS”), including as President of GTS-Business Services.

Patrick Gallagher Age 51	Mr. Gallagher has over 25 years experience in international telecommunications. He is currently non-executive Vice Chairman of FLAG Telecom Group, a global company which owns and manages an extensive sub sea optical fiber network spanning four continents and serving the business markets of Asia, Europe, Middle East and the U.S. He is also a member of the Supervisory Board of Getronics NV, a Dutch listed global ICT solutions and services company with operations in over 30 countries and revenues of Euro 3 billion.

Until March 2006, Mr. Gallagher was Executive Vice Chairman and Chief Executive Officer of FLAG Telecom Group. Prior to joining FLAG in March 2003, he had a 17 year career with British Telecommunications plc (“BT”). Initially, he held the position of Commercial Advisor and Commercial Director of BT and in 1994 was appointed Director of Business Development to lead BT’s international expansion and investment strategy. He was President of BT Europe from January 1996 to July 2000 where he grew and managed BT’s European operations to include 12 equity joint venture companies and five subsidiaries, generating over £6 billion in annual revenue. Subsequently, he sat on BT’s Executive Committee as Group Strategy and Development Director where he was central to BT’s restructuring and strategic re-positioning. Before joining BT, Mr. Gallagher spent eight years with Racal Electronics, managing international communications projects in Europe, the Middle East and South America. Mr. Gallagher is a graduate of Warwick University with a degree in Economics and Industry.

Ronny Naevdal Age 38	Mr. Naevdal is a Director of Strategy and Business development in Telenor Nordic, a business unit of the Norwegian incumbent operator Telenor ASA. Mr. Naevdal has been responsible for strategy and business development within Telenor’s Swedish fixed line operations since January 2003. Prior to joining Telenor Nordic in September 2002, he worked for Nextra, Telenor’s European Internet division. In the period from 1997 to 2002, Mr. Naevdal worked for Telenor in Germany, Czech Republic, Slovak Republic, Austria and Hungary. In this period, Mr. Naevdal held various executive positions, including Chief Operating Officer in Nextra Czech Republic from 1998 to 1999, Chief Operating Officer in Telenor Networks from 2000 to 2001, and Head of Strategy in Nextra Central Europe from 2001 to 2002. Mr. Naevdal was also a member of the Board of Directors of Telenor Nextra and Telenor Networks in the Czech Republic and the Slovak Republic from 1999 to 2005. Mr. Naevdal has been a member of the Board of Directors of Glocalnet, a Swedish switchless operator, since 2003. Prior to joining Telenor in 1997, Mr. Naevdal worked for Norconsult. Mr. Naevdal holds a Masters of Science from the Norwegian Institute of Technology.

David Smyth Age 46	Mr. Smyth is the Chief Executive Officer and Chief Financial Officer of The Diagnostic Clinic, an innovative healthcare company based in London. Prior to that, his career was predominantly in the Telecoms market, including eleven years (1992 — 2003) in senior management roles at Orange plc. These roles included serving seven years as Group Director of Strategic Planning and Investor Relations, and four years as Group Financial Controller, Strategy and Planning. Mr. Smyth is a Fellow of the Chartered Institute of Management Accountants, has an Honors degree in Accountancy, and holds a Masters Degree in Business Administration from Middlesex Business School in London.

Vladimir Bulgak Age 64	From 1990 to 1992, Mr. Bulgak served as Minister of Communications of the Russian Federation Republic of the USSR. From 1992 to 1997, Mr. Bulgak served as Minister of Communications of the Russian Federation. Mr. Bulgak was the Vice Premier of the Russian Federation from 1997 to 1999. In 1998, Mr. Bulgak served as Minister of Science and High Technology of the Russian Federation. From 1999 to 2003, Mr. Bulgak served as Chairman of the Board of Directors of OAO Comincom. From 1999 to 2003, Mr. Bulgak also served as Chairman of the Board of Directors of OAO Combellga. From 2004 to 2006, Mr. Bulgak was Chief Science Advisor of OAO Telecom. Since March 1, 2004, Mr. Bulgak has been employed as an Advisor to the General Director of EDN Sovintel, LLC (“Sovintel”), a wholly owned subsidiary of the Company. Mr. Bulgak’s annual compensation under this employment agreement with Sovintel is $60,000. The employment agreement between Mr. Bulgak and Sovintel shall terminate as of April 30, 2006. In addition, Mr. Bulgak had a consulting services agreement with Golden TeleServices, Inc., a wholly-owned subsidiary of the Company which agreement expired on December 31, 2005. Golden TeleServices, Inc. paid approximately $1,300 to Mr. Bulgak during the twelve months ended December 31, 2005 under this consulting services agreement. Mr. Bulgak holds a Doctorate Degree in Economic Science and is a Professor at the Moscow Technical University of Telecommunications and Information Systems, and holds a Doctorate Degree in Philosophy from, and served as a Professor at, the Wold Distributed University in Brussels, Belgium. Mr. Bulgak is the author of seven books on questions concerning the management, economics and technology of telecommunications, and is the author of a well-known university course book named “The Theory and Technical Schematics of Management Systems for Electronic Communications.”

The Board has determined that seven of the nominees for election as a director should be deemed “independent” under the listing standards of the Nasdaq National Market, as well as in the assessment of the Board, with the exceptions of Mr. Vandromme, the CEO, Mr. Malis who until April 30, 2005 was an employee of the Company, and Mr. Bulgak who until April 30, 2006 is an employee of the Company.

All of the nominees to our Board of Directors listed above have been approved by the Nominating and Corporate Governance Committee. Mr. Gallagher, Mr. Naevdal and Mr. Smyth were recommended to the Nominating Committee by a third-party search firm. Mr. Vandromme, Mr. Malis and Mr. Bulgak were identified as qualified candidates by the Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE COMPANY’S NOMINEES (ITEM NO. 1 ON YOUR PROXY CARD).

Compensation of Directors

The Board resolved on February 16, 2006 to increase the level of compensation provided to members of the Board commencing with the election of new directors at the 2006 annual meeting of shareholders. Commencing with the election of new directors at the 2006 annual meeting of shareholders, there shall be two levels of Board fees. One level for non-executive directors who are also not affiliated with a significant shareholder in the Company in the total amount of $100,000, and a second level for non-executive directors who are affiliated with a significant shareholder in the Corporation in the total amount of $75,000. At both levels, the Board fees shall be paid seventy percent in cash and thirty percent in the form of shares of restricted stock pursuant to the 1999 Equity Participation Plan of Golden Telecom, Inc. that shall vest after one complete year of service as a director of the Corporation. The cash portion of the Board fees shall be paid 50% within two weeks after the annual meeting at which directors are elected, and 50% by the following November 30. In addition, the Chairman of three of the Board’s four committees, excluding the Nominating and Corporate Governance Committee, shall receive an annual fee of $15,000 for accepting the additional responsibilities of chairing a Board Committee. The amount of Board fees and Committee Chairmanship fees paid to a Director shall be subject to pro rata adjustment and refund to the Company, at the discretion of the Board of Directors, in the event of a Director’s resignation prior to completion of his scheduled term of service to the Company. The Company does not intend to issue new stock options to directors pursuant to the 1999 Equity Participation Plan of Golden Telecom, Inc.

During 2005 and during 2006 until the annual meeting of the shareholders, each non-employee member of Golden Telecom’s Board of Directors had been entitled to receive an annual retainer fee of $15,000. In addition, each non-employee member of the Board of Directors had been entitled to receive a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone. Non-employee members were entitled to receive a fee of $750 for each Board committee meeting attended in person, a fee of $500 for each Board committee meeting attended by telephone and a fee of $500 for each Unanimous Written Consent in Lieu of Meeting adopted by the Board. However, Board committee fees were not paid if the meeting was held on the same day as a Board meeting. The Chair of the Audit Committee and the Compensation Committee had been entitled to receive an annual fee of $15,000 for service as the Chair in addition to the $15,000 annual retainer. In accordance with the Golden Telecom 1999 Equity Participation Plan, non-employee directors were also entitled to receive 10,000 stock options upon their initial appointment and 2,500 stock options for each subsequent year of service. The Company paid for non-employee directors’ accommodation and business class travel to and from the meetings of the Board and of the Committees.

Each of the Directors waived his right to receive stock options in 2005 with the exception of Mr. Herman.

Board and Committee Matters

Board of Directors.  The Board of Directors met ten times and acted through unanimous written consents in lieu of meetings twice during the year ended December 31, 2005. During 2005, each of the then-incumbent directors attended, in person or by telephone, 75 percent or more of the meetings of the Board of Directors and 75 percent or more of the meetings of the committees on which each director served.

The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Executive Committee.  During the fiscal year ended December 31, 2005, the Executive Committee of the Board of Directors met eleven times and acted through unanimous written consent in lieu of meeting two times. A principal responsibility of the Executive Committee is to have and exercise all the powers of the Board of Directors when the Board is not in session, so far as such may be delegated in accordance with law, except that the Committee may not take any final action to: amend the Certificate of Incorporation or Bylaws; elect directors to fill vacancies or newly created directorships on the Board of Directors; fix the compensation of directors for services in any capacity; fill vacancies on the Committee or change its membership; declare dividends (unless authorized by resolution of the Board of Directors); exchange, consolidate, sell, lease, pledge or exchange all or substantially all of the Company’s property and assets; recommend to the shareholders a plan of dissolution of the Company or a revocation of a dissolution; or adopt an agreement of merger or consolidation for the Company. The Executive Committee also assumes an advisory role for the senior management of the Company. In this capacity, the Executive Committee shall (i) provide counsel in regard to significant matters affecting the Company, its operations and financial performance; (ii) provide advice on proposed corporate structure, financings and financial strategy; (iii) review and offer comment upon the strategic direction of the Company; and (iv) undertake such other actions as may be requested by the Board of Directors. The Board amended the Charter of the Executive Committee in May 2005 to include the President and the Chief Executive Officer of the Company as non-voting members of the Executive Committee.

The current members of the Executive Committee are Mr. Johnsen (Chair), Mr. Calvey and Mr. Malis. Mr. Calvey is not seeking election to the Board of Directors in 2006.

Audit Committee.  During the fiscal year ended December 31, 2005, the Audit Committee of the Board of Directors held eight meetings and acted through unanimous written consent in lieu of meeting seven times. The primary function of the Audit Committee is to advise and assist the Board in fulfilling its oversight responsibilities to the investment community, including current and potential shareholders. The Audit Committee’s purposes include assisting: Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and ethics and compliance function. The Audit Committee also has sole responsibility for the appointment, compensation and oversight of the Company’s independent auditors. The Audit Committee’s principal responsibilities in serving these functions are described in the Audit Committee charter that was adopted by the Company’s Board of Directors.

Current copies of the Audit Committee charter and the Company’s Conduct Guidelines, which apply to all of the Company’s employees and directors and its subsidiaries and both of which comply with the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market corporate governance standards, are available at www.goldentelecom.com. In addition, the Audit Committee charter and the Company’s Conduct Guidelines may also be obtained by writing:

Corporate Secretary
Golden Telecom, Inc.
2831 Twenty-Ninth St., N.W.
Washington, D.C.
20008

If the Company amends any provision of its Conduct Guidelines that is required under the Nasdaq National Market corporate governance standards or the Sarbanes-Oxley Act of 2002, or if a waiver of such provision is granted to a director or an executive officer, the notice of such amendment, other than technical, administrative, and other non-substantive amendments, or waiver will be posted on the Company’s website at www.goldentelecom.com. While the Board or the Audit Committee may consider a waiver for an executive officer or director, such waivers are not expected to be granted.

The current members of the Audit Committee are Mr. Herman (Chair) and Mr. Calvey. Mr. Ashley Dunster also served on the Audit Committee until his resignation from the Board of Directors on March 15, 2006.

A Report from the Audit Committee is contained herein in the section following “Item No. 2 on Your Proxy Card: Ratification of Appointment of Auditors.”

Independence of the Audit Committee.  The National Association of Securities Dealers, as a condition for quotation on the Nasdaq National Market, requires the Company to comply with the Nasdaq’s Marketplace Rules. One such rule requires the Company to certify that it has and will continue to have an audit committee comprised of at least three members, each of whom is independent, as defined by the Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934. Currently, there is one vacancy on the Audit Committee, which resulted from Mr. Ashley Dunster’s resignation as of March 15, 2006 from the Company’s Board of Directors, and his positions on the Audit Committee and the Nominating and Corporate Governance Committee. This vacancy shall be filled at the meeting of the Board of Directors to be held on May 18, 2006 following the election of directors at the annual general meeting of shareholders. The Company has given notice to the Nasdaq National Market that between March 15, 2006 and May 18, 2006, there are only two directors on the Company’s Audit Committee in reliance on NASD Rule 4350(d)(4)(B). Aside from this approximately two month period following Mr. Dunster’s resignation, the Company has been in continual compliance with the audit committee composition requirements without reliance on Rule 4350(d)(4)(B). The slate of nominees for election to the Board includes several additional persons who meet the independent director definition as well as the more stringent requirements for Audit Committee service under Rule 4350(d). As noted above, the Board intends to fill the vacancy on the Audit Committee immediately following the Company’s Annual Meeting. It is anticipated that Mr. Gallagher and Mr. Smyth, if elected to the Board of Directors by the shareholders, will join the Audit Committee.

Audit Committee Financial Expert.  The Board of Directors has determined that the Audit Committee members are financially literate under the current listing standards of the Nasdaq National Market and able to devote sufficient time to serving on the Audit Committee. The Board has also determined that Mr. Michael Calvey, who currently is Co-Managing Partner of Baring Vostok Capital Partners Limited and a Senior Partner of Baring Vostok Private Equity Partners Limited, is currently the Audit Committee financial expert as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934. The Board has also determined that Mr. Calvey is “independent” as defined by the Nasdaq National Market. The Board made a qualitative assessment of Mr. Calvey’s level of knowledge and experience based on a number of factors, including his formal education and experience as Co-Managing Partner of Baring Vostok Capital Partners Limited and a Senior Partner of Baring Vostok Private Equity Partners Limited and on audit committees of other publicly traded companies.

Compensation Committee.  During the fiscal year ended December 31, 2005, the Compensation Committee of the Board of Directors held seven meetings and acted through unanimous written consent in lieu of meeting three times. The primary purpose of the Compensation Committee is to ensure that the compensation practices and policies of the Company are consistent with and serve the best interests of the Company’s shareholders. To this end, the Committee develops and approves the compensation arrangements of the officers of the Company, makes recommendations to the Board of Directors regarding grants under the Company’s 1999 Equity Participation Plan and Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan, and approves the compensation of, and makes recommendations to the full Board of Directors regarding certain benefits provided to, and compensation plans applicable to the Chief Executive Officer and those individuals whose cash compensation might reasonably be expected to be among the top four most highly paid individuals. In addition, the Committee acts as the Stock Option Administrator as defined in and pursuant to the Company’s 1999 Equity Participation Plan with regard to stock option grants and as an administrator under the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan. A Report from the Compensation Committee is contained herein after the discussion of executive compensation.

The current members of the Compensation Committee are Mr. Herman (Chair), Mr. Johnsen and Mr. Khudyakov. Mr. Andrey Kosogov resigned as Chair of the Compensation Committee in November 2005 and the resulting vacancy on this Committee was filled by Mr. Khudyakov.

Compensation Committee Interlocks and Insider Participation

Mr. Kosogov, Mr. Dunster, Mr. Johnsen, Mr. Khudyakov and Mr. Herman served on the Compensation Committee during 2005. There were no Compensation Committee interlocks or insider participation during 2005.

Nominating and Corporate Governance Committee.  During the fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee of the Board of Directors held two meetings and acted by unanimous written consent in lieu of meeting three times. The primary purposes of the Nominating and Corporate Governance Committee are to insure that the Board is appropriately constituted to meet its fiduciary obligations to the Company’s shareholders and to the Company and to insure that the corporate governance practices of the Company are appropriate and effective in enabling the Board to fulfill its responsibilities independent of management and with a view to the best interests of the Company and its shareholders generally. To accomplish these purposes, the Committee develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and assists the Board in identifying, recruiting and nominating candidates for directorships.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Committee will consider the criteria outlined in the Committee’s Charter, which include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

The Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted in writing. Any shareholder recommendations which are submitted should include the candidate’s name and qualifications for Board membership under the criteria summarized above and should be addressed to:

Corporate Secretary
Golden Telecom, Inc.
2831 Twenty-Ninth St., N.W.
Washington, D.C., 20008

For purposes of potential nominees to be considered at the 2007 annual meeting of shareholders, the Corporate Secretary must receive this information by not later than December 22, 2006, the deadline for all shareholder proposals to be considered by the Company for inclusion in the proxy statement for the 2007 annual meeting. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to be disclosed regarding such candidate in connection with the solicitation of a proxy under federal securities law. In addition, the notice must include the nominating shareholder’s name, address and the number of shares beneficially owned and the period such shares have been held.

The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.goldentelecom.com.

The current members of the Nominating and Corporate Governance Committee are Mr. Herman (Chair), Mr. Calvey, Mr. Aven and Mr. Johnsen. Mr. Aven resigned as Chair of the Nominating and Corporate Governance Committee in September 2005.

Communication with the Board.  Shareholders may communicate with the Board of Directors, including the non-management directors, by sending an e-mail to boardofdirectors@gldn.net or by sending a letter to the Golden Telecom’s Board of Directors, c/o Corporate Secretary, Golden Telecom, Inc., 2831 Twenty-Ninth St., N.W., Washington, D.C., 20008. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Annual Meeting of Shareholders.  It has been a practice of the Company for all directors to attend the Annual Meeting of Shareholders. All directors who were elected to the Board at the last Annual Meeting were in attendance.

Item No. 2 on Your Proxy Card: Approval of 2005 Stock Appreciation Rights Plan

Introduction

On November 22, 2005, the Board of Directors, with the recommendation of the Compensation Committee, approved the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the “2005 SAR Plan”) and the EDN Sovintel 2005 Stock Appreciation Rights Bonus Plan (the “Sovintel SAR Plan”). The 2005 SAR Plan provides for the award of stock appreciation rights (“SARs”), which confers a benefit that is based on appreciation in value of the Common Stock, and is payable in the form either of shares of the Common Stock of the Company or cash to officers and employees of the Company and its subsidiaries. The Sovintel SAR Plan also provides for the award of SARs which are payable only in the form of cash to officers and employees of the Company’s subsidiary, Sovintel.

Since the 2005 SAR Plan provides for the issuance of up to 200,000 shares of Common Stock to be issued to participants, the Company is requesting that stockholders consider and act upon this proposal at the Annual Meeting to approve the 2005 SAR Plan, a copy of which is attached as Appendix A to this Proxy Statement, in order to comply with the Nasdaq National Market rules. Notwithstanding the foregoing, if the 2005 SAR Plan is not approved by stockholders, all awards made under the 2005 SAR Plan will be settled in cash rather than Common Stock as is otherwise contemplated.

The purpose of the 2005 SAR Plan is to promote the long-term success of the Company and to create stockholder value by (a) encouraging officers and employees performing services for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers and employees with exceptional qualifications, and (c) linking officers and employees directly to stockholder interests through ownership of the Company. The 2005 SAR Plan seeks to achieve this purpose by providing for awards in the form of SAR grants to officers and employees designated in the sole discretion of the Company.

The aggregate number of shares of Common Stock that may be issued pursuant to the 2005 SAR Plan is 200,000. On April 11, 2006, the closing price of the Common Stock, as reported on The Nasdaq National Market, was $30.18 per share.

Description of the 2005 SAR Plan

The following is a summary of the 2005 SAR Plan that is qualified in its entirety by reference to the full text of the 2005 SAR Plan, which is attached as Appendix A to this Proxy Statement.

Plan Administration.  The Compensation Committee of the Board of Directors has been appointed by the Board to administer the 2005 SAR Plan. The Compensation Committee has the authority, subject to the terms of the 2005 SAR Plan, to determine the persons eligible to receive awards, when and how each award will be granted, the provisions of each award and the number of SARs granted, and to construe and interpret the terms of the 2005 SAR Plan and awards granted under it.

Eligibility.  SAR awards may be granted to any employee or officer of the Company or any of its subsidiaries. As of December 31, 2005, there were 16 officers and employees of the Company and its subsidiaries eligible to participate in the 2005 SAR Plan.

Shares Subject to Plan.  The aggregate number of shares of Common Stock that may be issued pursuant to the 2005 SAR Plan is 200,000. If an award as to any shares is surrendered before the applicable restrictions lapse, or expire or terminate for any reason, the number of shares subject to the award will again become available for grant under the 2005 SAR Plan as if no award had been previously granted with respect to such shares.

SAR Awards.  The 2005 SAR Plan only provides for awards of SARs. A SAR award shall contain such terms and conditions, as determined by the Board including: (i) the value for each SAR equal to the fair market value of one share of Common Stock on the date of grant (“Base Value”) and (ii) the number of SARs being granted to the individual, where one (1) SAR shall equal one share of Common Stock. The Company will have the discretion to grant SARs to participants specifying a premium to the Base Value in an amount that exceeds the Base Value (“Premium Base Value”). A SAR generally entitles the grantee to receive, subject to the terms of the 2005 SAR Plan and the award agreement, the appreciation in the Base Value (or Premium BaseValue) between the date of grant and the value of the Common Stock on the date of exercise of the SAR. A SAR is payable in the form of cash or shares of the Common Stock in accordance with the terms of the 2005 SAR Plan and the award agreement.

All awards granted under the 2005 SAR Plan will be settled in cash, unless a grantee’s award agreement expressly provides the grantee with the ability to elect to receive cash or Common Stock at his or her election upon exercise. Notwithstanding the foregoing, if stockholders do not approve the 2005 SAR Plan, all awards made under the plan will be settled in cash without regard to a grantee’s election to receive stock pursuant to his or her award agreement.

SARs will vest and be exercisable pursuant to the terms and conditions outlined in each grantee’s individual award agreement, which will be determined by the Compensation Committee, as administrator of the 2005 SAR Plan. Vested SAR awards will be exercisable by grantees only until the fifth anniversary of the date of grant. In the event of a grantee’s death prior to receiving a share distribution payment when due, such distribution will be made to the grantee’s designated beneficiary (as identified in the award agreement). If the grantee is legally married at the time of the designation, and the designated beneficiary is not the grantee’s spouse, then a written consent of his/her spouse will be required to be provided by the grantee, or else the Company may not pay benefits under the 2005 SAR Plan to the designee named and the benefit would pass to the grantee’s estate under applicable law. If a grantee dies, becomes disabled or otherwise is unable to exercise a SAR award, the grantee’s designated beneficiary shall have the right to exercise such award under the terms and conditions set forth in the 2005 SAR Plan and under the applicable award agreement. In the event that a grantee dies, SARs granted under the 2005 SAR Plan shall expire and thus be rendered not exercisable either by the grantee, or as appropriate, his or her beneficiary on the ninety-first (91st) day following the date of death. In the event that a grantee terminates his or her employment with the Company other than through discharge by the Company, SARs granted hereunder shall expire and thus be rendered not exercisable by the grantee or as appropriate, his beneficiary, on the thirty-first (31st) day following the effective date of the termination of his or her employment. Any vested SAR awards that remain unexercised after five years from the date of grant will expire by their terms.

Restrictions on Transferability.  Until a SAR award is exercised, none of the shares of Common Stock that may be paid to the grantee upon settlement of a SAR may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered by the grantee.

Amendment and Termination of the Plan.  The Company’s Board of Directors, as well as the Compensation Committee under authority delegated to it by the Board, may amend or terminate the 2005 SAR Plan, provided that no such action may adversely affect any outstanding awards without the grantees’ consent.

SAR Grants.  As of April 11, 2006, the Company has awarded 217,400 SARs under the 2005 SAR Plan to employees and officers of the Company, of which 4,000 have since been forfeited by an employee who left the Company. On December 12, 2005, SAR awards were made with respect to 157,400 shares, with a Base Value of $26.808 per share. As of January 11, 2006, an additional 10,000 SARs were granted. The Base Value of the SARs granted on January 11, 2006 was $27.052. On March 17, 2006, SAR awards were made with respect to 50,000 shares, with a Base Value of $29.63 per share. There is a three year vesting schedule for the SAR awards pursuant to which participants will vest in 25% per year of the SARs awarded each year over three years. With respect to 75% of SARs subject to time vesting, the Base Value (granting price) shall increase by five percent on each anniversary date after December 12, 2005 in association with the SARs that shall be and become vested and nonforfeitable on each such anniversary date. The remaining additional 25% shall vest if the Company’s Common Stock achieves a closing trading price of at least $50 per share for thirty

(30) consecutive days as determined in the sole discretion of the Company within three years of the date of grant or such portion of the Award shall expire by its terms and not be exercisable.

New Plan Benefits.  The table on the following page sets forth information with respect to SARs granted to each of the following individuals or groups as of the date of this Proxy Statement. Directors of the Company and its subsidiaries are not eligible to receive awards under the 2005 SAR Plan. Any future awards under the 2005 SAR Plan to officers and employees of the Company and its subsidiaries are discretionary and cannot be determined at this time.

Accounting Treatment.  In December 2004, the FASB issued SFAS No. 123R (revised 2004), “Share Based Payment” (“SFAS 123(R)”). Under SFAS No. 123(R), companies must calculate and record the cost of equity instruments, such as stock options or restricted stock, awarded to employees for services received in the income statement; pro forma disclosure (permitted before issuance of SFAS 123(R)) is no longer permitted. The cost of the equity instruments is to be measured based on fair value of the instruments on the date they are granted (with certain exceptions) and is required to be recognized over the period during which the employees are required to provide services in exchange for the equity instruments. SFAS 123(R) became effective for the Company beginning in the first quarter of fiscal year 2006. The impact of the adoption of SFAS 123(R) is estimated to result in a reduction of net earnings from approximately $6.2 million in 2006 depending on, among other things, the price of our stock, as well as the assumptions used to value SARs granted, such as the volatility of our stock, risk-free interest rates, employee exercise patterns and forfeiture rates. All other variables being constant, a $1 increase/decrease in the price of our stock is estimated to result in approximately $0.6 million increase/decrease of the SARs compensation costs. The impact of additional SARs grants, if any, cannot be estimated at this time.

U.S. Federal Income Tax Consequences

The following is only a summary of the consequences of U.S. federal income taxation to the participants and the Company with respect to the grant and exercise of awards under the 2005 SAR Plan. The summary is not complete as it does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside, and is subject to change. Participants in the 2005 SAR Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving awards under the 2005 SAR Plan.

Generally, a participant will not recognize income upon the grant of a SAR. Instead, the holder of a SAR will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the Base Value (or Premium Base Value) specified in the award agreement times the number of SARs exercised. Upon a subsequent sale of the shares of Common Stock received upon exercise, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

The Company will generally be entitled to a tax deduction corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, provided, the deduction is not otherwise disallowed under the Internal Revenue Code of 1986, as amended.

Sovintel SAR Plan

On November 22, 2005, the Board of Directors approved the Sovintel SAR Plan. The purpose of the Sovintel SAR Plan is to promote the long-term success of the Company, Sovintel and the creation of shareholder value by (a) encouraging officers and employees performing services for Sovintel, to focus on critical long-range objectives and (b) encouraging the attraction and retention of officers and employees with exceptional qualifications. The Sovintel SAR Plan provides for the grant of SARs, which confers a benefit that is based on the appreciation in value of the Common Stock, and is payable upon exercise only in the form of cash. The Sovintel Board of Directors and has the authority to determine the persons eligible to receive awards, when and how each award shall be granted, the provisions of each award, and the number of stock appreciation rights granted. SAR awards may be granted to any employee or officer of Sovintel. As of

December 12, 2005, there were 694,400 SARs granted under the Sovintel SAR Plan to officers and employees of Sovintel. The Base Value of the SARs was $26.808. The vesting of SARs is calculated in the same manner under the Sovintel SAR Plan as under the 2005 SAR Plan.

2005 SAR Plan and Sovintel SAR Plan

	Dollar Value of the	Number of SARs
Individual or Group Name and Position	SARs(1)	Awarded

Jean-Pierre Vandromme,	$70,000	200,000	(2)
Chief Executive Officer
Alexander Vinogradov,	—	—
President
Kevin Cuffe,	$33,200	50,000	(3)
Vice President, Managing Director,
Business & Consumer Solutions Business Unit
Derek Bloom,	$19,920	30,000
Senior Vice President, General
Counsel and Corporate Secretary
Michael Wilson,	$6,640	10,000
Vice President, Corporate Controller
and Principal Accounting Officer
Brian Rich,	—	—
Senior Vice President,
Chief Financial Officer and
Treasurer
Michal Cupa,	—	—
Senior Vice President and
Chief Operating Officer
All Executive Officers	$59,760	90,000
as a Group (3 persons)
All Non- Executive Officer and Employees	$508,509	817,800
as a Group (80 persons)

(1)	The dollar value of the SARs for each individual or group in the table above has been estimated by multiplying the securities underlying the SARs by the amount equal to the difference between the Base Value (or Premium Base Value), as defined in the 2005 SAR Plan and set forth in each award agreement, and $30.18, which is the closing price of the Common Stock on April 11, 2006.

(2)	These SARs are not a part of the 2005 SAR Plan. They were granted on the basis of Mr. Vandromme’s employment agreement.

(3)	Mr. Cuffe’s SARs were issued to under the Sovintel SAR Plan.

Equity Compensation Plan Information

The following table provides information on securities that were authorized for issuance under the Company’s equity compensation plans as of December 31, 2005:

				(c)
	(a)			Number of Securities
	Number of Securities		(b)	Remaining Available for
	to Be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a)).

Equity compensation plan approved by security holders	373,012		$14.31	852,699
Equity compensation plan not approved by security holders	200,000	(1)	$28.89	—

Total	573,012			852,699

(1)	The 200,000 shares represent all of the shares of Common Stock authorized under the 2005 SAR Plan.

Item No. 3 on Your Proxy Card: Ratification of Appointment of Auditors

Golden Telecom’s Audit Committee has voted to appoint Ernst & Young as independent auditors to examine the consolidated financial statements of Golden Telecom, Inc. and subsidiaries for the year ending December 31, 2006, and also report on their internal controls over financial reporting as of December 31, 2006, and you are asked to ratify that appointment at the Annual Meeting. In keeping with good corporate governance practice, the Audit Committee will periodically assess the suitability of its incumbent independent auditors taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Ernst & Young’s report on the Company’s consolidated financial statements as of December 31, 2005 and 2004 and for each of the three fiscal years in the period ended December 31, 2005 and on internal controls over financial reporting as of December 31, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2004 and 2005 and thereafter through the filing date of the Company’s 2005 annual report on Form 10-K, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statements disclosures, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. None of the “reportable events” described in Item 304 (a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934 have occurred during the fiscal years ended December 31, 2004 and 2005 or through the filing date of the Company’s 2005 annual report on Form 10-K.

Audit Fees.  For professional services rendered in connection with the audit of the Company’s 2005 and 2004 financial statements, the audit of the Company’s internal control over financial reporting as of December 31, 2005 and 2004, and the review of the financial statements included in the Company’s 2005 and 2004 Forms 10-Q, Ernst & Young billed the Company a total of $1,449,000 in 2005 and $1,168,000 in 2004. These amounts also include statutory audits of certain subsidiaries, reviews of Securities and Exchange Commission (“SEC”) filings and accounting consultations.

Audit-Related Fees.  For professional audit-related services rendered, Ernst & Young billed the Company a total of $270,000 in 2005 and $179,000 in 2004. Audit-related services generally include due diligence on potential acquisitions.

Tax Fees.  Ernst & Young’s fees for the years 2005 and 2004 for expatriate tax services were $85,000 and $51,000, respectively.

All other fees.  Ernst & Young’s fees for 2005 for training courses were $52,000. Ernst & Young’s fees for 2004 for training courses were $35,000.

The Company’s Audit Committee pre-approved all of the services described above that were provided after the pre-approval requirements under the Sarbanes-Oxley Act of 2002.

The Audit Committee considered whether the non-audit services rendered by Ernst & Young were compatible with maintaining Ernst & Young’s independence as auditors of the Company’s financial statements and determined that they were.

During 2003, the Company adopted policies and procedures governing pre-approval of services to be provided by the Company’s independent auditors consisting of the following key components:

•	The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors.

•	The Audit Committee is responsible for the pre-approval of all audit, audit-related, tax and non-audit services. Pre-approval may be, but in the past has not been, delegated to one or more members of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at its next regular meeting.

•	Pre-approval of certain recurring audit, audit-related and tax services may be accomplished through pre-approval of a detailed budget or an updated forecast for such services.

•	The Company’s independent auditors are prohibited from providing certain non-audit services. Any other permissible non-audit service engagement must be specifically approved in advance by the Audit Committee.

•	Generally, the Audit Committee will not engage the Company’s independent auditors for services other than audit, audit-related, and tax services.

•	The Company provides regular reporting to the Audit Committee regarding all audit, audit-related, tax and non-audit services provided by the Company’s independent auditors.

The Company’s policy governing the provision of non-audit services by the Company’s independent auditors is more restrictive than is required by the regulations implementing the Sarbanes-Oxley Act of 2002.

It is not expected that representatives of Ernst & Young will be present at the Annual Meeting.

The Audit Committee of the Board of Directors has selected Ernst & Young, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006 and recommends that the shareholders ratify such selection.

The ratification of the appointment of Ernst & Young is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Ernst & Young shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF AUDITORS (ITEM NO. 3 ON YOUR PROXY CARD).

* * * * * * * * * * * * * * * * * *

Report of the Audit Committee.  The Audit Committee of the Board, which is composed of independent Directors and has the principal responsibilities described on pages 8 through 9 of this proxy statement, has furnished the following report:

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) that relates to the auditors’ independence from the Company and subsidiaries, and has discussed with the independent auditors their independence.

The Audit Committee met with management periodically during fiscal year 2005 to consider the adequacy of the Company’s internal controls and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel. The Audit Committee also discussed with senior management and the independent auditors the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Interim Chief Financial Officer, which are required by the SEC for certain of the Company’s filings with the SEC. The Audit Committee met privately with the independent auditors, the internal auditor and other members of management, each of whom has unrestricted access to the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

David Herman, Chair
Michael Calvey

* * * * * * * * * * * * * * * * * * *

Item No. 4 on Your Proxy Card: Shareholder Proposal to elect Mr. Dmitry Korol as a Director

A shareholder, Rostelecom, whose address is 1st Tverskaya-Yamskaya 14, Moscow, Russia, submitted the following proposal under Rule 14(a)-8 of the SEC’s proxy rules, which they intend to introduce at the Annual Meeting (designated as Item 4). The Company has been notified that Rostelecom held 4,024,067 shares of the Company’s stock as of April 11, 2006. The Company has agreed to provide Rostelecom with access to this proxy statement to present this candidate to the shareholders.

Rostelecom intends to nominate at the Annual Meeting Mr. Dmitry Korol to serve as a director in place of one of the Company’s candidates listed in Item 1 above. Mr. Korol currently serves as a director of the Company.

Supporting Statement:

As the third largest shareholder of Golden Telecom, owning in excess of 11% of the Company, Rostelecom has a substantial stake in its success. To succeed in today’s competitive telecommunications market, Rostelecom believes that the Company needs a Board of Directors with the necessary background, skills and experience to address the challenges faced by the Company in its existing and prospective business environment. It is also important to have a significant number of independent voices on the Board.

Rostelecom is therefore nominating Dmitry Korol to continue to serve the Company as a director for another one-year term. Mr. Korol is an outside consultant, providing advice on securities matters, to a variety of Russian companies. Rostelecom had proposed Mr. Korol as an independent nominee to the Company’s Board at the 2005 annual meeting of shareholders, because of his experience in securities and public company matters, including strategic development. Mr. Korol was approved by the Company’s Nominating and Corporate Governance Committee as an independent director and elected by the shareholders in 2005. He has regularly attended meetings of the Board and has been an effective contributor.

Rostelecom believes that Mr. Korol’s credentials make him well suited for continued participation as an independent director on the Board. His resume boasts a strong record of leadership in business strategy and development for two public companies: Bank of Moscow, one of Russia’s leading banks, and Sibneft, one of Russia’s largest integrated oil companies. He also, as Vice President of ZAO National Registry Company, the

department head of the Emission Operations Unit of the Securities Department of Bank of Moscow and the former General Director at OAO Nezavisimy Registrator Reestr-Tsentr, has extensive experience in securities and laws affecting public companies.

Unlike some other independent nominees selected by the Nominating and Corporate Governance Committee, Mr. Korol has the following combination of attributes that we believe make him a more effective director: first-hand experience with the business of the Company and the Russian telecommunications industry, having served the Company as an independent director during the previous year, residency in Moscow and participation in and familiarity with the Moscow business community.

Mr. Korol has indicated that he is willing and able to serve as a director if elected and to fulfill his commitment to the Company through continued active participation on the Board. We believe that Mr. Korol is a candidate who has provided noteworthy service on the Board and possesses the necessary business acumen and sound judgment to provide continued value to the Company.

Dmitry Korol Age 32	Mr. Korol currently provides consulting services to a variety of companies in Russia with respect to securities matters. From February 2004 until November 2004, Mr. Korol was the General Director at OAO Nezavisimy Registrator Reestr-Tsentr. From August 2002 to January 2004, he served as the department head in Emission Operations Unit of the Securities Department of Bank of Moscow. Prior to working at Bank of Moscow, Mr. Korol served from August 1998 to May 2000 as the Head of the Strategic Development Department at ZAO National Registry Company and then from June 2000 to August 2002 as a Vice President at ZAO National Registry Company. From August 1997 to July 1998, Mr. Korol worked as the department Head for the Future Development Department of Sibneft. Mr. Korol was elected to the Company’s Board of Directors in May 2005.

Board of Directors Statement: Recommendation that you “WITHHOLD AUTHORITY” from Item 4

The Board of Directors recommends that you “withhold authority” when voting on Item 4. The Board has determined that it would be advantageous to increase the number of Directors who are not affiliated with any of the Company’s largest shareholders. After considering various candidates including the current members of the Board of Directors, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, the nominations of the persons listed in Item 1 of this proxy statement and did not nominate either Mr. Korol or Mr. Vladimir Androsik, who are current members of the Board of Directors. Mr. Korol and Mr. Androsik were previously designated for election by Rostelecom in accordance with a shareholders agreement. We believe that Rostelecom is our third largest shareholder beneficially owning approximately 11% of our shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU “WITHHOLD AUTHORITY” WHEN VOTING ON THE SHAREHOLDER PROPOSAL (ITEM NO. 4 ON YOUR PROXY CARD).

Note as to Director Voting Procedures

Please be aware that this year you have the option to choose from eleven persons for election to the Board of Directors. There are only ten available positions on the Board of Directors. When voting on Item 1 (1) you may vote “FOR ALL” of the Company’s nominees, (2) you may “WITHHOLD AUTHORITY” from the Company’s nominees, or (3) you may vote “FOR ALL EXCEPT” of the Company’s Director nominees in which case you should list the individuals for which you are withholding your vote. If you choose to “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” (and indicate the name(s) you are witholding your vote from), you may then vote “FOR” the shareholder proposal to elect a director (Item 4) without invalidating your Proxy Card with respect to Items 1 and 4. If you vote “FOR” Item 4, but take no action with respect to

Item 1, your Proxy Card will be considered a vote “FOR” Item 1 and your Proxy Card will be invalid with respect to Items 1 and 4 because it will be deemed to be a vote for 11 directors. If you vote “FOR ALL” of the Company’s Director nominees, you must choose to “WITHHOLD AUTHORITY” from the shareholder proposal to elect a director (Item 4) or take no action with respect to Item 4, or you will invalidate your Proxy Card with respect to Items 1 and 4. If you vote both “FOR” the Company’s nominees and “FOR” the shareholder’s proposal, your Proxy Card will be invalid with respect to Items 1 and 4. If you do not vote for either Item 1 or Item 4, your Proxy Card will be considered a vote “FOR” Item 1, the Company’s nominees, and an instruction to “WITHHOLD AUTHORITY” from Item 4, the shareholder proposal.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock and rights to acquire Common Stock by shareholders that own five percent or more of the Common Stock, by each of the Company’s directors, nominees for director and executive officers, and all of the Company’s directors and executive officers as a group. For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares as of a date when such person or group has the right to acquire or vote such shares within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentages of shares owned are based on the 36,500,785 shares of Common Stock issued and outstanding at April 11, 2006. These shareholding numbers are based in part on the public filings of several of the shareholders listed below.

	Numbers of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Alfa Telecom Limited(1)	10,731,707	29.4%
PO Box 3339 Geneva Place
333 Waterfront Drive
Road Town, Tortola
British Virgin Islands
Nye Telenor East Invest AS(2)	7,369,972	20.2%
Snaroyveien 30
N-1331
Fornebu
Norway
OAO Rostelecom(3)	4,024,067	11%
1st Tverskaya-Yamskaya 14
Moscow, Russia, 125047
Fidelity Management & Research(4)	1,607,542	4.4%
53 State Street, Boston, MA. 02109-3614 USA
Fidelity International(4)	1,497,476	4.1%
25 Cannon Street, London EC4M 5TA GB
European Bank of Reconstruction and Development(5)	3,003,564	8.2%
One Exchange Square London EC2A 2JN
First NIS Regional Fund SICAV(6)(7)(8)(9)	723,906	1.9%
c/o Bank of Bermuda (Luxemburg ) S.A. 13 rue Goethe B.P.
413 L-2014 Luxemburg
Cavendish Nominees Limited(6)(7)(8)(10)	1,845,769	5%
c/o International Private Equity Services
13-15 Victoria Road, P.O. Box 431
St. Peter Port
Guernsey, Channel Islands, GY1 3ZD
Vladimir Androsik(13)	—	—
Petr Aven(13)	—	—

	Numbers of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Derek Bloom(13)	5,500	—
Vladimir Bulgak(13)	—	—
Michael Calvey(8)(13)	—	—
Kevin Cuffe(13)	—	—
Patrick Gallagher(13)	—	—
David Herman(11)(13)	—	—
Kjell Johnsen(13)	—	—
Alexey Khudyakov(13)	—	—
Dmitry Korol(13)(16)	—	—
Oleg Malis(11)(12)(13)	—	—
Ronny Naevdal(13)	—	—
David Smyth(13)	—	—
Boris Svetlichny(13)	200	—
Jan Thygesen(13)	—	—
Jean-Pierre Vandromme(14)	—	—
Alexander Vinogradov(12)(13)(16)	—	—
All Directors and Executive Officers as a Group	5,700	—
(18 persons)(11)(14)(15)

(1)	Based on information provided in Amendment No. 9 to Schedule 13D filed with the SEC on August 23, 2004, we understand that CTF Holdings Limited is the majority owner of Cotesmore Holdings Limited, Laketown Services Limited and Bardsley Investment Corp., (collectively, the “Holding Companies”). The Holding Companies collectively own a majority of the shares in Alfa Telecom Limited. CTF Holdings Limited is a wholly-owned subsidiary of Crown Finance Foundation. As a result of these relationships, each of CTF Holdings Limited and Crown Finance Foundation may be deemed to beneficially own the shares held for the account of Alfa Telecom Limited.

(2)	Based on information provided in Amendment No. 3 to Schedule 13D filed with the SEC on February 10, 2004.

(3)	Based on information provided in Schedule 13D filed with the SEC on September 10, 2002.

(4)	Fidelity Management & Research and Fidelity International may be deemed to be members of a group pursuant to Rule 13(d)(5) under the Securities Exchange Act of 1934, as amended.

(5)	Based on information provided in Schedule 13D filed with the SEC on October 14, 1999.

(6)	Shares beneficially owned by The Barings Vostok Private Equity Fund L.P. and The NIS Restructuring Facility (together, the “Barings Funds”) are held in the name of Cavendish Nominees Limited, as nominee. Of the 1,845,769 shares held of record by Cavendish Nominees Limited, 1,491,485 shares are beneficially owned by The Barings Vostok Private Equity Fund L.P. and 354,284 shares are beneficially owned by The NIS Restructuring Facility.

(7)	First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited may be deemed to be members of a group pursuant to Rule 13(d)(5) under the Securities Exchange Act of 1934, as amended. However, such persons disclaim group status.

(8)	First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited are advised by Barings Vostok Capital Partners Limited, as investment adviser. Mr. Michael Calvey is the Managing Partner of Barings Vostok Capital Partners Limited. Mr. Calvey disclaims beneficial ownership of the shares held by First NIS Regional Fund SICAV and the Barings Funds holdings shares held by Cavendish Nominees Limited.

(9)	Based on the information provided in Amendment No. 1 to Schedule 13D filed with the SEC on August 22, 2003.

(10)	Based on the information provided in Amendment No. 3 to Schedule 13D filed with the SEC on August 26, 2003.

(11)	Included in these figures is the number of shares of our Common Stock which the holder has the right to acquire beneficial ownership of pursuant to the exercise of options, as follows: Mr. David Herman, 15,000; Mr. Oleg Malis, 116,566 and Mr. Alexander Vinogradov, 93,454.

(12)	Golden Telecom has adopted the 1999 Equity Participation Plan, as amended, whereby certain employees of Golden Telecom and its affiliates are granted Golden Telecom stock options. Owing to ambiguities and inconsistencies in the legislation of the countries in which some of our employees live, the Compensation Committee of the Board of Directors of Golden Telecom decided not to issue stock options to its Russian employees, including Mr. Vinogradov and Mr. Malis. Instead, as part of its key employee incentive and retention policy, Golden Telecom established the Golden Telecom Incentive Bonus Program, whereby Golden Telecom issues stock options to a trust in numbers corresponding to the level of financial incentive Golden Telecom wishes to award its eligible employees. When eligible employees, including Mr. Vinogradov, and Mr. Malis who had received a grant of stock options while he had been Senior Vice President and Director of Mergers and Acquisitions, desire and are eligible to receive the economic benefit of the options, they inform Golden Telecom and Golden Telecom, in turn, advises the trustee, who exercises an appropriate number of options for contribution to the trust. Upon request of the Company and the employee or former employee who may still hold a stock option, the funds available in the trust may be disbursed in the form of a cash incentive bonus. The economic value of Mr. Vinogradov’s participation in the Bonus Program at December 31, 2005 is approximately equivalent to 88,954 options granted in 2001 and 4,500 options granted in 1999. The economic value of Mr. Malis’s participation in the Bonus Program at December 31, 2005 is approximately equivalent to 95,733 options granted in 2003.

(13)	Each of the individuals indicated by this footnote owns less than one percent of our outstanding Common Stock.

(14)	In September 2005, we granted SARs to our Chief Executive Officer (“CEO”) with respect to 200,000 shares of our common stock, at a share price which was the closing price of the our common stock on the Nasdaq National Market on July 19, 2005 (“CEO Granting Share Price”), which was $29.83, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from September 1, 2005, provided the CEO remains continuously employed by us until each such relevant date. If, prior to August 31, 2008 and during the CEO’s period of employment with us, the average closing stock price of one share of our common stock on the Nasdaq National Market, or any such other exchange on which our common stock may then be traded, exceeds $50.00 during any thirty day consecutive period, the CEO will be granted SARs for an additional 200,000 shares of our common stock at the CEO Granting Share Price, which SARs shall be fully vested upon issuance. The SARs provide for a cash only settlement and the related obligation is recorded as a liability in the consolidated financial statements.

(15)	In December 2005, we granted SARs with respect to 851,800 shares of our common stock to senior management and other employees. The SARs were granted pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan and the EDN Sovintel Stock Appreciation Rights Bonus Plan at a share price which shall be the lower of: (i) the average between the high and low sales price per share of common stock on the grant date, or in case no such sale takes place on grant date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market; or (ii) the average closing sales price per share of our common stock for the fourteen trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, which was $26.808 (“Granting Share Price”). Seventy-five percent of the SAR grant shall be subject to time vesting, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from December 12,

2005, provided that the employee remains continuously employed by the Company until each such relevant date. The Granting Share Price shall increase by five percent on each anniversary date after December 12, 2005, in association with the SARs that shall be and become vested and nonforfeitable on each such anniversary date. Twenty-five percent of the SARs granted are subject to performance vesting upon the our common stock achieving a closing trading price of at least $50.00 per share for thirty consecutive days as determined in the sole discretion of the Company. If the Company’s Common Stock does not achieve a closing trading price of at least $50.00 per share for thirty consecutive days within three years of the date of grant, such portion of the SARs shall expire by its terms and shall not be exercisable. The aggregate number of shares of common stock which may be issued pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights plan shall be 200,000 shares.

In July 2004, the Board of Directors of the Company adopted a Long Term Incentive Bonus Program (“LTIBP”) for senior management of the Company, effective as of January 1, 2004. In February 2006, the Board of Directors of the Company discontinued the LTIBP effective January 1, 2005. During the twelve months ended December 31, 2005 the Company did not record any expense associated with the LTIBP. The Company has not granted any shares under the LTIBP. The LTIBP was terminated as of January 1, 2005.

(16)	All directors, nominees for director and executive officers as a group own/control less than 1% of our Common Stock outstanding.

* * * * * * * * * * * * * * * * * *

EXECUTIVE OFFICERS

Jean-Pierre Vandromme. Age 52.  Mr. Vandromme joined Golden Telecom as Chief Executive Officer in September 2005. Mr. Vandromme is the founder and Managing Director of VoIP.co.uk, a United Kingdom based company. Mr. Vandromme is also a Board member of Completel, Ventelo Sweden and Norway and he was a Board member of Axxessit. From 2001 to 2003, Mr. Vandromme was Chairman, President and Chief Executive Officer of VENTELO Europe and from 1994 to 2001, Mr. Vandromme served in a variety of positions with Global TeleSystems, Inc., including President of GTS-Business Services.

Alexander Vinogradov. Age 51.  Prior to joining Golden Telecom as President and Chief Executive Officer in 2001, Mr. Vinogradov worked at LLC EDN Sovintel as General Director starting in November 1995. Prior to his appointment as General Director, Mr. Vinogradov worked at LLC EDN Sovintel as Commercial Director, Head of Marketing and Sales Department and Head of Marketing and Development Department. Mr. Vinogradov began his career at the Main Center for Management of Long-Distance Communications of the USSR. Mr. Vinogradov was originally elected to Golden Telecom’s Board of Directors and became President and Chief Executive Officer of Golden Telecom in November 2001 and was re-elected to one year terms in May 2002, May 2003 and May 2004. Mr. Vinogradov has served on the Executive Committee of the Board of Directors since his election as a Director.

Boris Svetlichny. Age 44.  Mr. Svetlichny joined Golden Telecom as Senior Vice President, Chief Financial Officer and Treasurer in March 2006. Mr. Svetlichny has served as the Financial Controller of Bulgarian Telecommunications Company Plc (“BTC”) from October 2004 to March 2006. Prior to joining BTC, Mr. Svetlichny was from 2003 to 2004 a Partner with VSRK Associates Ltd., a United Kingdom based management consulting company. From 2000 to 2003, Mr. Svetlichny was the Director and Vice President of Finance of Ventelo (UK) Ltd., and from 1994 to 2000, Mr. Svetlichny served in a variety of positions with Global TeleSystems, Inc., including Director of Finance of GTS Business Services and Finance Director of EDN Sovintel. Mr. Svetlichny holds a Bachelors Degree in Accounting from the University of Massachusetts and a MSIA (Masters Degree in Business Administration) from Carnegie-Mellon University.

Derek A. Bloom. Age 47.  Mr. Bloom joined Golden Telecom as Senior Vice President, General Counsel and Corporate Secretary in February 2005. Prior to joining Golden Telecom, Mr. Bloom was a partner with Coudert Brothers, and practiced corporate law in Moscow and St. Petersburg for 10 years. Before coming to Moscow in 1995, Mr. Bloom practiced United States securities and tax law as a partner with Elias, Matz, Tiernan & Herrick, a Washington, DC based securities law firm.

Kevin Cuffe. Age 46.  Mr. Cuffe joined Golden Telecom as Commercial Director of Sovintel in April 1998 and currently serves as Vice President, Deputy General Director, Managing Director of Business and Consumer Solutions & Customer Care/Call Center Business Unit. Before joining Golden Telecom, Mr. Cuffe worked in a variety of positions for AT&T, including as Area Director Southern Europe, Middle East & Africa based in Rome, Italy from 1996 to 1998; Project Director, New Ventures in Moscow, Russia from 1993 to 1996 and Branch Client Services Manager in San Francisco, California from 1987 to 1992. Mr. Cuffe holds a Bachelors Degree in Business Administration from the University of Miami (1981) and a Masters Degree in Business Administration from San Diego State University.

* * * * * * * * * * * * * * * * *

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or awarded to the Company’s Chief Executive Officer and the four other most highly compensated named executive officers in 2003, 2004 and 2005. It also discloses the compensation paid to two former executive officers who left the Company in 2005 but would have been included had they been executive officers at the end of 2005.

The column entitled “Securities Underlying Options” in 2003, 2004 and 2005 refers to shares of the Company’s Common Stock that could be issued upon the exercise of stock options awarded to the listed employee under the Golden Telecom 1999 Equity Participation Plan.

In accordance with the Golden Telecom 1999 Equity Participation Plan, not more than 4,320,000 shares of Common Stock (subject to antidilution and other adjustment provisions) are authorized for issuance upon exercise of options or upon vesting of restricted or deferred stock awards. As of December 31, 2005, 852,699 shares of Common Stock remained available for grant.

Summary Compensation Table

							Long-Term Compensation
	Annual Compensation								Securities
					Other Annual		Restricted Stock		Underlying	All Other
		Salary(1)	Bonus		Compensation		Awards		Options/SAR	Compensation
Name and Principal Position	Year	$	$		$		$		#	($)

Jean-Pierre Vandromme	2005	166,700	355,000	(1)	2,244	(2)	—		200,000	—
Chief Executive Officer	2004	—	—		—		—		—	—
	2003	—	—		—		—		—	—
Alexander Vinogradov	2005	439,552	346,600	(3)	4,502	(4)	183,235	(5)	—	—
President	2004	363,749	56,000		—		—		—	—
	2003	290,000	149,520		—		—		—	—
Kevin Cuffe	2005	296,213	150,009		106,064	(6)	—		50,000	—
Vice President, Managing	2004	—	—		—		—		—	—
Director, Business & Consumer	2003	—	—		—		—		—	—
Solutions Business Unit
Derek Bloom	2005	291,532	44,100		102,553	(7)	155,045	(8)	30,000	—
Senior Vice President,	2004	—	—		—		—		—	—
General Counsel and	2003	—	—		—		—		—	—
Corporate Secretary
Michael Wilson	2005	216,934	63,210		68,060	(9)	56,380	(10)	10,000	—
Vice President, Corporate	2004	—	—		—		—		—	—
Controller and Principal	2003	—	—		—		—		—	—
Accounting Officer
Brian Rich(11)	2005	318,000	105,000		266,645	(12)	82,570	(13)	—	574,500	(14)
Senior Vice President,	2004	137,500	28,261		126,902		—		—	—
Chief Financial Officer and	2003	—	—		—		—		—	—
Treasurer
Michal Cupa(15)	2005	318,000	105,000		44,086	(16)	68,812	(17)	—	557,462	(18)
Senior Vice President and	2004	258,750	40,447		36,976		—		—	—
Chief Operating Officer	2003	—	—		—		—		—	—

(1)	Mr. Vandromme became Chief Executive Officer on September 1, 2005. Amount disclosed includes a bonus paid at the time Mr. Vandromme was hired of $250,000, and an annual bonus with regard to 2005 of $105,000.

(2)	Amount disclosed includes group term life insurance of $485, tax preparation fees of $1,500, and salary from Sovintel ($259), the Company’s wholly owned subsidiary.

(3)	Amount disclosed includes a bonus of $250,000 paid at the time of amendment of Mr. Vinogradov’s employment agreement in September 2005 when his position was changed to be President, and an annual bonus with regard to 2005 of $96,600.

(4)	Amount disclosed includes meals, per diem, travel for spouse and salary from Sovintel ($1,252).

(5)	Amount disclosed reflects the grant of 6,500 Restricted Shares of Common Stock, par value $.01 per share. One-third (1/3) of the Shares of Restricted Stock (2,166) vested on August 1, 2005. The remaining two-thirds (2/3) of the Shares of Restricted Stock vest monthly at the rate of one twenty-fourth (1/24) per month (180) commencing on September 1, 2005. Dividends are paid on restricted shares.

(6)	Amount disclosed includes, with regard to 2005: Russian tax equalization payment of $76,473, 401(k) matching contribution of $7,000, group term life insurance of $650, US Federal income tax gross-up of $3,659, children school fees of $11,685, tax preparation fees of $3,700, storage of personal effects of $2,324, personal property insurance of $259 and salary from Sovintel ($314).

(7)	Mr. Bloom joined Golden Telecom as Senior Vice President, General Counsel and Corporate Secretary in February 2005. Amount disclosed includes, with regard to 2005: Russian tax equalization payment of $60,236, 401(k) matching contribution of $7,000, group term life insurance of $650, US Federal income tax gross-up of $6,908, children school fees of $22,300, tax preparation fees of $3,700, and personal property insurance of $250.

(8)	Amount disclosed reflects the grant of 5,500 Restricted Shares of Common Stock, par value $.01 per share. One-third (1/3) of the Shares of Restricted Stock (1,833) vested on January 10, 2006. The remaining two-thirds (2/3) of the Shares of Restricted Stock vest monthly at the rate of one twenty-fourth (1/24) per month (152) commencing on February 10, 2006 and on the 10th day of each month thereafter, provided that any unvested Shares of Restricted Stock shall vest on February 10, 2008. Dividends are paid on restricted shares.

(9)	Amount disclosed includes, with regard to 2005: Russian tax equalization payment of $54,175, 401(k) matching contribution of $7,000, group term life insurance of $387, US Federal income tax gross-up of $71, tax preparation fees of $3,700, storage of personal effects of $2,468; and personal property insurance of $259.

(10)	Amount disclosed reflects the grant of 2,000 Restricted Shares of Common Stock, par value $.01 per share. One-third (1/3) of the Shares of Restricted Stock (667) vested on August 1, 2005. The remaining two-thirds (2/3) of the Shares of Restricted Stock vest monthly at the rate of one twenty-fourth (1/24) per month (55) commencing on September 1, 2005 and on the 1st day of each month thereafter, provided that any unvested Shares of Restricted Stock shall vest on September 1, 2007. Dividends are paid on restricted shares.

(11)	Mr. Rich joined Golden Telecom as Senior Vice President, Chief Financial Officer and Treasurer as of August 4, 2004. Mr. Rich resigned as Senior Vice President, Chief Financial Officer and Treasurer as of December 16, 2005, but continued to be an employee of the Company and to serve as Special Advisor to the Chief Executive Officer of the Company for the period from December 16, 2005 to February 17, 2006.

(12)	Amount disclosed includes, with regard to 2005: Russian tax equalization payment of $141,041, 401(k) matching contribution of $7,000, group term life insurance of $389, US Federal income tax gross-up of $10,581, tax preparation fees of $3,700, storage of personal effects of $3,671, personal property insurance of $626, moving expenses of $12,393, language lessons of $4,316, payments to Mr. Rich’s spouse for consulting services of $10,000, spouse airline tickets of $3,695, and spouse language lessons of $906. Amount disclosed includes, with regard to 2004: 401 (k) matching contribution of $6,500, group term life insurance of $148, moving and living expenses of $70,721, the cost of brokerage fees and closing documentation associated with the sale of Mr. Rich’s house in the United States of $49,533.

(13)	Amount disclosed reflects the grant of 5,500 restricted shares of common stock, par value $.01 per share. 2,745 restricted shares of common stock vested during 2005 and through Mr. Rich’s notice period in 2006. The remaining 2,755 restricted shares were cancelled in February 2006 in connection with Mr. Rich’s termination of employment. Dividends are paid on restricted shares.

(14)	Amount disclosed reflects payments in connection with Mr. Rich’s termination of employment: severance payment of $574,500, including a payment in exchange for unvested restricted shares of $100,000.

(15)	Mr. Cupa joined Golden Telecom as Senior Vice President and Chief Operating Officer as of March 1, 2004. Mr. Cupa resigned as Senior Vice President and Chief Operating Officer as of September 15, 2005, but continued as an employee of the Company as Special Adviser to the Chief Executive Officer for the period from September 15, 2005 to December 31, 2005.

(16)	Amount disclosed includes, with regard to 2005: group term life insurance of $651, tax preparation fees of $1,500, personal property insurance of $626, children school fees of $41,000, salary and compensation for unused vacation from Sovintel of $685. Amount disclosed includes, with regard to 2004: children school fees of $36,976.

(17)	Amount disclosed reflects the grant of 5,500 restricted shares of common stock, par value $.01 per share. 2,441 restricted shares of common stock vested during 2005. The remaining 3,059 restricted shares were cancelled in connection with Mr. Cupa’s termination of employment. Dividends are paid on restricted shares.

(18)	Amount disclosed reflects payments in connection with Mr. Cupa’s termination of employment: severance payment of $557,462, including a payment in exchange for unvested restricted shares of $100,000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table provides information on grants of stock options and freestanding SARs made in 2005. The closing price of the Company’s stock on December 31, 2005 was $26.05 per share on the Nasdaq National Market.

Option/SAR Grants in Last Fiscal Year
Individual Grants

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total			of Stock Price
	Underlying	Options/SARs	Exercise		Appreciation for
	Options/SARs	Granted to	or Base		Option/SAR Term
	Granted	Employees in	Price	Expiration	5%	10%
Name	(#)	Fiscal Year	($/SH)	Date	($)	($)

Jean-Pierre Vandromme	200,000 (1)	19%	$29.83	— (2)	$1,648,296 (3)	$3,642,303 (3)
Chief Executive Officer
Alexander Vinogradov	—	—	—	—	—	—
President
Kevin Cuffe	50,000	5%	$26.81 (4)	12/12/2010	$277,746	$613,746
Vice President, Managing Director, Business & Consumer Solutions Business Unit
Derek Bloom	30,000	3%	$26.81 (4)	12/12/2010	$166,648	$368,247
Senior Vice President, General Counsel and Corporate Secretary
Michael Wilson	10,000	1%	$26.81 (4)	12/12/2010	$55,549	$122,749
Vice President, Corporate Controller and Principal Accounting Officer
Brian Rich	—	—	—	—	—	—
Senior Vice President, Chief Financial Officer and Treasurer
Michal Cupa	—	—	—	—	—	—
Senior Vice President and Chief Operating Officer

(1)	Mr. Vandromme was granted 200,000 SARs when he joined the Company. An additional 200,000 SARs will be granted and fully vested upon issuance, if, prior to August 31, 2008 and during Mr. Vandromme’s period of employment with GTI or one of its subsidiaries or business units, the average closing price of GTI common stock exceeds $50.00 during any thirty day consecutive period.

(2)	All SARs shall be cancelled, and GTI shall make payment to Mr. Vandromme on the 30th day following Mr. Vandromme’s termination of employment.

(3)	SARs granted to Mr. Vandromme expire only upon termination of employment. SAR term assumed to be equal to five years from the grant date.

(4)	Twenty-five percent of the SARs granted are subject to performance vesting upon GTI common stock achieving a closing trading price of at least $50.00 per share for thirty consecutive days. Seventy-five percent of the SARs granted are subject to time vesting, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from the grant date, provided that the employee remains continuously employed by the Company until each such relevant date. The Granting Share Price

($26.81) shall increase by five percent on each anniversary date after the grant date in association with the SARs that shall be and become vested and nonforfeitable on each such anniversary date.

The following table provides information concerning exercise of stock options and freestanding SARs made during 2005 by each of the following most highly compensated executive officers:

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARs	Options/SARs at
	Acquired on	Value	at FY-End (#)	FY-End ($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Jean-Pierre Vandromme	—	—	—/200,000	$ — /—
Chief Executive Officer
Alexander Vinogradov	—	—	93,454/—	$1,313,029/—
President
Kevin Cuffe	—	—	13,000/50,000	$146,400/—
Vice President, Managing Director, Business & Consumer Solutions Business Unit
Derek Bloom	—	—	—/30,000	$ — /—
Senior Vice President, General Counsel and Corporate Secretary
Michael Wilson	1,500	$30,000	10,500/10,000	$5,213/—
Vice President, Corporate Controller and Principal Accounting Officer
Brian Rich	—	—	—/—	$ — /—
Senior Vice President, Chief Financial Officer and Treasurer
Michal Cupa	—	—	—/—	$ — /—
Senior Vice President and Chief Operating Officer

* * * * * * * * * * * * * * * * * *

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview.  The role of the Compensation Committee is to oversee and direct the development of executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses in order to maximize shareholder value. The Committee’s specific responsibilities consist of determining the appropriate levels of compensation, including salaries, quarterly or annual incentives, long-term incentives and employee benefits for members of the Company’s senior management, including executive officers. The Committee believes that a strong link should exist between executive compensation and the financial results of the Company’s operations. The Committee seeks to realize this goal by developing incentive compensation programs that provide competitive compensation and reflect Company performance.

Compensation Philosophy.  The three fundamental principles to which the Committee adheres in discharging its responsibilities are as follows. First, most annual and long-term incentive compensation for the Company’s executive officers should be at risk, with actual compensation levels correlating to the Company’s performance in certain key areas determined by the Committee. Second, incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results. Third, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the executives and senior management who are essential to the Company’s continuing success in the difficult markets in which the Company operates. Total compensation, rather than distinct compensation elements, is the focus of the Company’s goal to provide competitive compensation opportunities.

Compensation Elements.  The Company’s compensation program for executives and senior management consists of four principal elements, each of which is vitally important in meeting the Company’s need to attract, retain, motivate and reward highly-qualified executives and senior management in the markets where the Company operates. The four principal elements are described below and include base salaries, periodic performance incentives, long-term incentives and benefits.

Base Salaries.  Base salaries for executive officers and senior management are generally set at levels that reflect the competitive marketplace for companies that are of comparable size and complexity and that would be considered competitors of the Company in attracting and retaining qualified executives. The salaries of the executive officers are reviewed and approved by the Compensation Committee based on its assessment of each executive’s experience and performance and a comparison of salaries of peers in other companies.

Periodic Performance Incentives.  Incentive awards are made on a quarterly or annual basis to executive officers and senior management on the basis of Company and business unit performance relative to budget in such areas as revenue, net income, and EBITDA, which is a common performance measure in the telecommunications industry and means earnings before interest, tax, depreciation and amortization. The Company adopted a revised executive officer and senior management executive bonus program in 2001, whereby an additional criterion, personal performance objectives, was added and executives and senior management are eligible for an annual incentive payment based on the fulfillment of these personal objectives. The bonus program was revised in 2003 such that all bonus components will be paid annually, and the formula for the determination of the amount of bonuses payable was amended in 2005. The Company intends to continue providing incentives in concert with other compensation elements in order to maintain a competitive total compensation program for its executive officers. The Committee reviews and approves all performance measures and goals established under the annual and long-term incentive plans.

Long-Term Incentives.  At the time leading up to the Company’s initial public offering in 1999, the Company relied on stock options as the principal means of providing long-term incentive compensation. Stock options were granted to executive officers and senior management under the 1999 Equity Participation Plan. In December 2005, we granted SARs with respect to 851,800 shares of our common stock to senior management and other employees. The SARs were granted pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan and the EDN Sovintel Stock Appreciation Rights Bonus Plan at a share price which shall be the lower of: (i) the average between the high and low sales price per share of the common stock on the grant date, or in case no such sale takes place on grant date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market; or (ii) the average closing sales price per share of our common stock for the fourteen trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, which was $26.808 (“Granting Share Price”). Seventy-five percent of the SAR grant shall be subject to time vesting, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from December 12, 2005, provided that the employee remains continuously employed by the Company until each such relevant date. The Granting Share Price shall increase by five percent on each anniversary date after December 12, 2005, in association with the SARs that shall be and become vested and nonforfeitable on each such anniversary date. Twenty-five percent of the SARs granted are subject to performance vesting upon our common stock achieving a closing trading price of at least $50.00 per share for thirty consecutive days as determined in the sole discretion of the Company. If the Company’s Common Stock does not achieve a closing trading price of at least $50.00 per share for thirty consecutive days within three years of the date of grant, such portion of the SARs shall expire by its terms and shall not be exercisable. The aggregate number of shares of common stock which may be issued pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights plan shall be 200,000 shares.

Benefits.  Benefits offered to executive officers serve a different purpose than do other elements of the total compensation program. In general, they act as a safety net against problems that can arise from illness, disability or death.

Golden Telecom, Inc. 401(k) Plan.  The Company offers a 401(k) retirement savings plan (the “401(k) Plan”) to its employees. The 401(k) Plan is a defined contribution retirement benefit, the prototype of which has been submitted by the Company’s 401(k) Plan administrators to the Internal Revenue Service for favorable tax treatment under Section 401 of the Internal Revenue Service Code. All employees of Golden Telecom, subject to certain regulatory qualifications, who are U.S. citizens and are at least 21 years of age and have completed the minimum service requirement are eligible to participate in the 401(k) Plan. The 401(k) Plan participants are able to defer pre-tax income by contributing to the plan up to the maximum amount permitted by law. After-tax contributions are also permitted under the 401(k) Plan. Golden Telecom matches 50% of each participant’s pre-tax contribution to the 401(k) Plan. In addition, Golden Telecom may, in its sole discretion and in a nondiscriminatory manner, contribute additional amounts as profit sharing to each participant’s account. The Company did not contribute additional amounts as profit sharing for the year 2005. The amounts deposited into each participant’s account will be invested among various investment options according to the instructions of the participant. Each participant’s pre-tax and after-tax contributions will be immediately vested and non-forfeitable. The Company’s matching contribution and profit sharing allocations to each participant’s account will not vest until the participant has completed three years of service with Golden Telecom at which time the matching contribution and profit sharing allocations become 100% vested.

Evaluation Procedures.  In determining matters regarding executive officer compensation (other than the Chief Executive Officer), the Committee, with the Chairman of the Board and Chief Executive Officer, reviews the performance of key executives including the executive officers, the respective areas of authority and responsibility of the various executive officers, and the contribution of each to the efforts of the Company in meeting its financial and strategic goals. The Committee has confirmed that the compensation paid in 2005 to the named executive officers is consistent with the Company’s compensation philosophy and objectives.

Compensation of the Chief Executive Officer.  The positions of Chief Executive Officer and President of the Company were separated in July 2005, when Jean-Pierre Vandromme was appointed Chief Executive Officer effective September 1, 2005. Alexander Vinogradov remains President of the Company and focuses on government relations and regulatory aspects of the Company’s business and regional expansion. On July 18, 2005, Mr. Vinogradov’s employment arrangement was amended to provide for the change in his position.

Under the terms of Mr. Vandromme’s employment agreement, Mr. Vandromme receives a base salary of $500,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors annually. Mr. Vandromme is eligible for an annual performance-based, incentive bonus, which, in the first year of the term hereof, is in the amount of up to $375,000. The Company paid to Mr. Vandromme a one time signing bonus in the amount of $250,000 during August 2005. Mr. Vandromme was issued SARs with respect to 200,000 shares of Golden Telecom common stock, at a share price which was the closing price of GTI common stock on the Nasdaq National Market on July 19, 2005 (“Granting Share Price”), which was $29.83, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from September 1, 2005, provided Mr. Vandromme remains continuously employed by the Company or one of its subsidiaries or business units until each such relevant date. If, prior to August 31, 2008 and during Mr. Vandromme’s period of employment with the Company or one of its subsidiaries or business units, the average closing stock price of one share of the Company common stock on the Nasdaq National Market, or any such other exchange on which the Company common stock may then be traded, exceeds $50.00 during any thirty day consecutive period, Mr. Vandromme will be granted SARs for an additional 200,000 shares of the Company common stock at the Granting Share Price, which SARs shall be fully vested upon issuance. The employment agreement also provides for payments to Mr. Vandromme following a change of control equal to two times his salary and a pro rata share of the projected bonus (as described in the agreement) other than a change of control involving an excluded party which shall mean (1) the Company or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of GTI or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company substantially in the same proportions as their ownership of GTI’s common stock or (5) Alfa Telecom Limited, Nye Telenor East Invest AS, Rostelecom or their respective wholly-owned subsidiaries.

Deductibility of Certain Executive Compensation.  Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly-held company for compensation paid to each of its named executive officers in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation.” The Committee and the Company design short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Shareholder approval of incentive compensation plans and various provisions thereunder covering the executive officers has been sought and obtained and will be sought in the future to continue to qualify performance-based compensation for the exemption. Although it is the Company’s intent to qualify compensation for the exemption from the deduction limitations, the Company’s compensation practices have been, and will continue to be, designed to serve the best interests of the shareholders regardless of whether specific compensation qualifies for the exemption.

Submitted by the Compensation Committee of the Board of Directors:

Mr. David Herman (Chair)
Mr. Kjell Johnsen
Mr. Alexey Khudyakov

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreement of the Chief Executive Officer.  Under the terms of Mr. Vandromme’s employment agreement, Mr. Vandromme receives a base salary of $500,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors annually. Mr. Vandromme is eligible for an annual performance-based, incentive bonus, which, in the first year of the term hereof, shall be in the amount of up to $375,000. The Company paid to Mr. Vandromme a one time signing bonus in the amount of $250,000 during August 2005. Mr. Vandromme was issued SARs with respect to 200,000 shares of Golden Telecom common stock, at the Granting Share Price, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from September 1, 2005, provided Mr. Vandromme remains continuously employed by the Company or one of its subsidiaries or business units until each such relevant date. If, prior to August 31, 2008 and during Mr. Vandromme’s period of employment with the Company or one of its subsidiaries or business units, the average closing stock price of one share of the Company common stock on the Nasdaq National Market, or any such other exchange on which the Company common stock may then be traded, exceeds $50.00 during any thirty day consecutive period, Mr. Vandromme will be granted SARs for an additional 200,000 shares of the Company common stock at the Granting Share Price, which SARs shall be fully vested upon issuance. The employment agreement also provides for payments to Mr. Vandromme following a change of control equal to two times his salary and a pro rata share of the projected bonus (as described in the agreement) other than a change of control involving an excluded party which shall mean (1) the Company or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of GTI or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company substantially in the same proportions as their ownership of GTI’s common stock or (5) Alfa Telecom Limited, Nye Telenor East Invest AS, Rostelecom or their respective wholly-owned subsidiaries.

Employment Agreements of Other Executive Officers.  The employment contracts of the other executive officers contain substantially the same terms, other than compensation amounts, as that of Mr. Vandromme’s agreement.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG GOLDEN TELECOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX,
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders and Standstill Agreements.  On December 1, 2003, subsidiaries of the Company completed the purchase of OAO Comincom from Telenor. As a result of the transaction, Telenor acquired 19.5% of the Company’s then issued and outstanding shares. Also as a result of the transaction, the Company and certain major shareholders of the Company entered into a shareholders agreement and a standstill agreement. The shareholders agreement and standstill agreement, which came into effect on December 1, 2003, were entered into by the Company, Alfa Telecom Limited, Nye Telenor East Invest AS, Rostelecom, Capital International Global Emerging Markets Private Equity Fund L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV. An Independent Committee of the Board of Directors authorized both agreements and granted its approval of the acquisition pursuant to Section 203(a)(1) of the Delaware General Corporate Law.

The shareholders agreement provided that the parties to the agreement would vote their shareholding such that the nominees to the Board designated by the parties pursuant to the agreement will be elected to the Golden Telecom Board of Directors. It is the Company’s opinion that this provision of the Shareholders Agreement expired on December 1, 2005. Accordingly, the Nominating and Corporate Governance Committee of the Board of Directors recommended to the Board of Directors a slate of candidates to be elected as directors which the Nominating and Corporate Governance Committee considered to be in the best interests of the Company, and not in accordance with any provisions of the Shareholders Agreement. At a meeting held on March 16, 2006, the Board of Directors approved the slate of candidates recommended by the Nominating and Corporate Governance Committee for presentation to the shareholders of the Company for election on May 18, 2006.

The standstill agreement expired on June 1, 2005. The standstill agreement had provided that Alfa Telecom Limited may not acquire over 49.99%, Telenor may not acquire over 40.00% and Rostelecom may not acquire over 35.00% of the Company’s outstanding stock on a fully diluted basis. Similar “standstill” provisions were applicable to Capital and Barings whereby neither of these entities’ shareholdings may exceed 20% of the Company’s outstanding stock.

Agreements with affiliates of the Company.  In the past, companies affiliated with Alfa Telecom Limited have provided investment banking, corporate finance and consulting services to the Company. We expect that this relationship will continue. In particular, on October 6, 2005, the Company’s subsidiary, Sovintel, entered into a Contract for Consulting Services (hereinafter “the Contract”) with AT Consulting Limited, a legal entity organized under the laws of the British Virgin Islands (hereinafter “the Service Provider”) that is an affiliate of Alfa Telecom Limited. The Contract provides that the Service Provider may be called upon by the Company to provide specified services pursuant to a written order signed in advance of the provisioning of any particular services by the General Director of the Company. The Company may pay the Service Provider remuneration for the Services which shall be negotiated and agreed between the General Director of the Company and an authorized person on behalf of the Service Provider. The aggregate amount of remuneration for Services that may be paid for Services provided between the date of this Contract and December 31, 2005 shall not exceed the equivalent of: $1.0 million, exclusive of VAT if applicable, and will be calculated with regard to individual orders. The Company has ordered services from the Service Provider under the Contract and paid $700,000 to the Service Provider under the Contract during 2005. Prior to this Contract, the Company had entered into a consulting services agreement with Alfa Telecom Limited which became effective on April 1, 2003 and terminated on December 31, 2004. The Company has reached an agreement with Alfa Telecom Limited, in which compensation for the services provided under the consulting services agreement were in the aggregate $0.5 million for the period of April 1, 2003 to December 31, 2004. In December 2003, the Company entered into a one year agreement with OOO Alfa Insurance, an affiliate of Alfa Telecom Limited, to provide the Company with property and equipment liability insurance. The amount payable under this agreement was approximately $0.2 million. The Company extended this agreement until February 2005 and in February 2005, the Company entered into a one year agreement with OOO Alfa Insurance to provide the Company with property and equipment liability insurance. The amount payable under this agreement is approximately $0.4 million. The Company has also entered into commercial arrangements in the ordinary course of business with affiliates of Alfa Telecom Limited, Telenor, and with Rostelecom. In the regular course of business, the Company enters into infrastructure, settlement and other operational contracts with Rostelecom. In 2005 and 2004, the Company incurred costs from Rostelecom under such contracts of approximately $24.0 million and $25.8 million, respectively. In 2005 and 2004, the Company incurred costs from Telenor of approximately $605,000 and $332,000, respectively. The Company believes that the arrangements with these companies have been conducted on commercially reasonable terms.

The Company maintains bank accounts with Alfa Bank, which acts as one of the clearing agents for the payroll of the Russian staff of the Company. The balances at these bank accounts were minimal at December 31, 2004 and 2005. In addition, certain of the Company’s Russian subsidiaries maintain current accounts with Alfa Bank. The amounts on deposit were $0.1 million at December 31, 2004 and $0.2 million at December 31, 2005.

The Company maintains bank accounts with International Moscow Bank. The spouse of the Company’s President is a member of the Executive Board of Directors of International Moscow Bank. The amounts on deposit were approximately $1.7 million at December 31, 2004 and $2.6 million at December 31, 2005.

Mr. Malis’s brother is a senior vice president of two Russian based telecommunications service providers. The Company received revenue from these two telecommunications service providers in the amount of approximately $5.3 million and $5.1 million for the years ended December 31, 2004 and December 31, 2005, respectively and incurred costs to these two telecommunications service providers in the amount of approximately $1.9 million and $1.3 million in the years ended December 31, 2004 and December 31, 2005, respectively. At December 31, 2004, the Company had accounts receivable of approximately $0.7 million and accounts payable of approximately $0.3 million with these two telecommunications service providers. At

December 31, 2005, the Company had accounts receivable of approximately $0.9 million and zero accounts payable with these two telecommunications service providers.

Registration Rights Agreements.  Golden Telecom entered into a registration rights agreement with Alfa Telecom Limited, Telenor, Rostelecom, Capital and Cavendish and First NIS on August 19, 2003 which became effective on the closing of the OAO Comincom transaction on December 1, 2003. The agreement provides that upon the written request of any of Alfa Telecom Limited, Telenor, or Rostelecom, the Company will use all reasonable efforts to register under the applicable federal and state securities laws the resale of any of the shares of the Company’s Common Stock owned by Alfa Telecom Limited, Telenor or Rostelecom, respectively. Each of Alfa Telecom Limited, Telenor, and Rostelecom may make such requests twice. The agreement also provides that upon the written request of either Capital or Barings, the Company will use all reasonable efforts to register under the applicable federal and state securities laws the resale of any of the shares of the Company’s Common Stock owned by Capital or Barings, respectively. Each of Capital or Barings may make such request once. Alfa Telecom Limited, Telenor, Rostelecom, Capital and Barings each have the right to include their respective shares of the Company’s Common stock in future registrations initiated by the Company on its own behalf or on behalf of other shareholders. This right is subject to certain limitations as to whether and to what extent each of Alfa Telecom Limited, Telenor, Rostelecom, Capital and Barings may include their shares in any such registration. The Company has agreed to pay any registration expenses. The registration rights agreement contains customary indemnification and contribution provisions between the Company, Alfa Telecom Limited, Telenor, Rostelecom, Capital, Cavendish and First NIS.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company reports that during 2005 Mr. Malis, Mr. Khudyakov, directors of the Company, and Mr. Cuffe were late in filing their Forms 3 and Mr. Malis also made a late Form 4 filing with the SEC. These forms have now been filed. The Company believes that during 2005 all other reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and related regulations were filed on a timely basis.

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OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

Although we know of no items of business that will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority on us with respect to any other matters that may come before the meeting to the extent permitted by applicable rules of the SEC. In this regard consistent with the provisions of Rule 14a-14(c)(1), this proxy will grant us discretionary authority to vote on any shareholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year’s Annual Meeting.

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GENERAL QUESTIONS

Q.:	When and where is the shareholder meeting?

A.:	The 2006 Annual Meeting of shareholders of Golden Telecom will be held in the Salon Marzio, Ground Floor, Kempinski Hotel Corvinus Budapest, Erzsébet tér 7-8, Budapest, Hungary on May 18, 2006 at 1:00 p.m. local time.

Q.:	Why am I receiving this Proxy Statement and Proxy Card?

A.:	You are receiving this Proxy Statement and Proxy Card from us because you owned shares in Golden Telecom on the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also provides you information on these issues so that you can make an informed decision. The Proxy Card is used for voting.

Q.:	Who can vote?

A.:	Shareholders of record at close of business on April 11, 2006 are entitled to vote at the 2006 Annual Meeting. A list of the shareholders of record entitled to vote at the Annual Meeting will be available for review by any shareholder, for any purpose relating to the meeting between 9:00 a.m. and 5:00 p.m. at the executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114.

Q.:	How many shares are entitled to vote?

A.:	On April 11, 2006 Golden Telecom had outstanding approximately 36,500,785 shares of Common Stock, par value $0.01 per share, with each share representing one vote.

Q.:	What is a quorum?

A.:	In order to hold the meeting, there must be present in person or by Proxy Card holders of a majority of voting power of the outstanding shares of stock entitled to vote at the meeting, which is approximately 18,250,393 shares.

Q.:	When are shareholder proposals for the next annual meeting due?

A.:	Shareholder proposals, in order to be timely submitted for inclusion in the Company’s proxy materials for the 2007 annual meeting of shareholders, must be received at the Company’s principal executive offices no later than December 22, 2006.

Q.:	Who pays the cost of solicitation?

A.:	Golden Telecom pays the cost of soliciting your proxy and reimburses brokerage firms and others for forwarding this Proxy Statement and Proxy Card to you. In addition, Mellon Investor Services has been retained by Golden Telecom to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of record by such firms, banks and institutions. This firm will receive a fee of approximately $5,500, plus reasonable expenses, for its services. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Golden Telecom. If you plan to attend, please advise the Corporation’s Corporate Secretary by e-mail at annualmeeting@gldn.net or by written correspondence.

Q.:	Who can attend the Annual Meeting?

A.:	Only shareholders are invited to attend the meeting. To gain admittance to the meeting, you must bring proof of your ownership. If you are a shareholder of record and received this Proxy Statement and your Proxy Card by mail, no brokerage or other statement is needed for you to attend the Annual Meeting. If a broker or other nominee holds your shares, and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the shares. In all cases you must also bring a form of personal identification.

Q.:	How can I receive a copy of the annual report?

A.:	The 2005 Annual Report of Golden Telecom will be mailed together with this Proxy Statement.

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VOTING PROCEDURES (For Shareholders of Record)

You are a shareholder of record if you have an account directly with our transfer agent, Mellon Investor Services.

Q.:	How do I vote?

A.:	You may vote by signing and mailing your Proxy Card. If you return your signed Proxy Card to Golden Telecom before the Annual Meeting, Golden Telecom will vote your shares as you direct. Please review the instructions as to Voting Procedures under Item No. 4 on your proxy card relating to the election of directors. You can also specify whether you approve, disapprove, or abstain from the proposal to approve the 2005 SAR Plan and the proposal to ratify the selection of our auditors. The proposals will be presented at the Annual Meeting by management.

Q.:	What does discretionary authority mean for shareholders of record?

A.:	If you return your Proxy Card to the Company, but do not specify on your Proxy Card how you want to vote your shares, we will vote them “FOR” the election of all Company nominees for director as set forth under “Election of Directors” above, “FOR” Items No. 2 and 3 on your Proxy Card and we will “WITHHOLD AUTHORITY” on Item 4, the shareholder proposal to elect a director. However, if you vote “FOR” Item 4, but do not specify how you want to vote on Item 1, we will vote your shares “FOR” Item 1 and your Proxy Card will be invalid with respect to Items 1 and 4 because it will be deemed to be a vote for 11 directors.

Q.:	How do I change my vote?

A.:	Shareholders of record who execute proxies may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114 or Golden Telecom, Inc., 2831 Twenty-Ninth St., N.W., Washington, D.C., 20008 on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person.

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VOTING PROCEDURES (For Beneficial Shareholders)

You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (the “nominee”) holds your stock. This form of ownership is often called ownership in “street name” since your name does not appear anywhere on our records.

Q.:	How do I vote?

A.:	You must vote in the manner described by the nominee in the materials delivered by the nominee with this Proxy Statement. Detailed instructions are also included in this Proxy Statement.

Q.:	How do I change my vote?

A.:	To change your vote, follow the nominee’s instructions on revoking or changing your Proxy Card.

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GENERAL VOTING QUESTIONS

Q.:	How many votes are needed for a proposal to pass?

A.:	The vote of the holders of a plurality of the votes cast by shareholders will elect candidates for director (Item No. 1 and 4 on your Proxy Card). Only ten Directors will be elected to the Board, therefore one of the persons listed in this proxy statement will not be elected. When your Proxy Card is completed, please confirm that you have only voted for ten candidates and not eleven candidates. The vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the 2005 Stock Appreciation Plan (Item No. 2 on your Proxy Card) and ratify the Board of Directors’ appointment of Ernst & Young as the Company’s independent public accountants for 2006 (Item No. 3 on your Proxy Card).

Q.:	What shares are reflected on my Proxy Card?

A.:	The Proxy Card we delivered to you reflects all shares owned by you at the close of business on the record day. If you hold shares “in street name” you will receive a voting instruction card from your nominee.

Q.:	If I plan to attend the meeting should I still vote by Proxy Card?

A.:	Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the Annual Meeting for shareholders of record. If you send in your Proxy Card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Beneficial owners who wish to attend the meeting and vote in person must request a proxy from the nominee and bring that proxy to the meeting.

A copy of the Annual Report to Shareholders of Golden Telecom, Inc., which includes financial statements, will be mailed to you with this Proxy Statement. You may receive an additional copy of the Annual Report to Shareholders at no charge upon written request directed to Shareholder Relations, Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia, 115114, Fax Number 7-495-797-9306 or from Shareholder Relations, Golden Telecom, Inc., 2831 Twenty-Ninth St., N.W., Washington, D.C., 20008, Fax Number 1-202-332-4877 or e-mail to annualmeeting@gldn.net

Appendix A

GOLDEN TELECOM, INC.
2005 STOCK APPRECIATION RIGHTS PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

Golden Telecom, Inc. (the “Company”) hereby establishes the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the “Plan”) upon the terms and conditions hereinafter stated. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging officers and employees performing services for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers and employees with exceptional qualifications, and (c) linking officers and employees directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Appreciation Rights grants to individuals designated in the sole discretion of the Company.

ARTICLE II

DEFINITIONS

2.01 “Award” means Stock Appreciation Rights granted to a Participant under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof, that sets forth the terms, conditions, restrictions and privileges for an Award that incorporates the terms of the Plan.

2.03 “Base Value” means the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights hereunder.

2.04 “Board” means the Board of Directors of the Company.

2.05 “Change of Control” has the meaning ascribed to such term as provided for hereunder.

2.06 “Code” means the Internal Revenue Code of 1986, as amended.

2.07 “Committee” means the Compensation Committee of the Company.

2.08 “Common Stock” means shares of the common stock of the Company.

2.09 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, any physical or mental impairment which would qualify such individual for disability benefits under the Federal Social Security System.

2.10 “Effective Date” means the date upon which the Board approves this Plan.

2.11 “Employee” means any person who is employed by the Company or a subsidiary thereof. The Company classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan on a particular date shall be the lower of: (i) the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market; or (ii) the average closing sales price share of Common Stock for the fourteen (14) trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above.

2.14 “Final Value” means the Fair Market Value of a share of Common Stock as of the date on which Stock Appreciation Rights are exercised by a Grantee hereunder.

2.15 “Grantee” refers to any Participant in the Plan who receives an Award.

2.16 “Officer” means any Employee of the Company or any of its subsidiaries who is designated by the Board as a corporate officer.

2.17 “Participant” means any Employee or Officer who is designated by the Board pursuant to Article VI to participate in the Plan.

2.18 “Premium Base Value” means the Base Value expressed as a dollar value on the date of grant of such Stock Appreciation Rights hereunder.

2.19 “Stock Appreciation Rights” means the right of a Participant to receive the appreciation in value of the Company’s Common Stock, payable in the form of cash or shares of the Company’s Common Stock in accordance with Section 7.03 hereof, the terms of the Award Agreement and the Plan.

ARTICLE III

ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01  Plan Administration.  The Board shall administer the Plan unless and until the Board delegates administration responsibility to the Committee in the manner provided in Section 3.02. The Board shall have the powers, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive the number of Stock Appreciation Rights granted.

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) To amend the Plan or an Award Agreement pursuant to the terms of Article IX hereof.

(d) Generally, to exercise such powers and to perform such acts as the Board deems reasonable and necessary to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

3.02  Delegation to the Committee.  The Board may delegate administration of the Plan to the Committee which shall be comprised of three (3) or more members of the Board, and the term Committee shall apply to those whom such authority has been delegated. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to authorize an officer of the Company to assume those limited administrative powers that are related to the day to day operation and administration of the Plan that the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee any time and revest in the Board the administration of the Plan.

3.03  Revocation for Misconduct.  Any Stock Appreciation Rights Award under this Plan, whether or not vested and exercisable, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries due to the individual’s (i) personal dishonesty of a material nature affecting his or her ability to perform his or her duties with the Company, (ii) willful misconduct or gross negligence, (iii) breach of fiduciary duty involving personal profit, or (iv) conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony shall automatically terminate, rescind and be revoked.

3.04  Limitation on Liability.  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s bylaws, the Board shall be indemnified by the Company in respect of all their activities under the Plan.

3.05  Compliance with Law and Regulations.  All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

ARTICLE IV

ELIGIBILITY

Awards may be granted to such Employees and Officers as may be designated from time to time by the Board or Committee, pursuant to guidelines, if any, which may be adopted by the Board or Committee from time to time.

ARTICLE V

COMMON STOCK AVAILABLE FOR THE PLAN; ADJUSTMENTS

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be two hundred thousand (200,000) shares. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board may make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number of shares covered by outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

Where appropriate, the Board also may adjust the number of shares subject to outstanding Awards and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before the applicable restrictions lapse, or expires or terminates for any reason, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

ARTICLE VI

PARTICIPATION; STOCK APPRECIATION RIGHTS AWARD AGREEMENTS

The Board shall, in its discretion, determine from time to time which Employees and Officers will participate in the Plan and receive Awards under the Plan. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Officer, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Board shall deem relevant to accomplishing the purposes of the Plan.

All awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Board or Committee in an Award Agreement delivered to and signed by the Participant.

ARTICLE VII

STOCK APPRECIATION RIGHTS AWARDS

7.01  Stock Appreciation Rights.  Subject to the provisions hereof and individual Stock Appreciation Rights Award Agreements, the Company shall award to Participants that it designates in its sole discretion, Stock Appreciation Rights. This Stock Appreciation Rights Award Agreement shall contain such terms and conditions as the Board shall from time to time determine, shall specify the Base Value of one (1) share of Common Stock, and shall specify the number of Stock Appreciation Rights being granted to the individual, where one (1) Stock Appreciation Right shall equal one share of Common Stock. The Company shall have the discretion to grant Stock Appreciation Awards to Participants specifying a premium Base Value expressed in dollars that exceeds Base Value (“Premium Base Value”).

7.02  Vesting of Stock Appreciation Rights Awards.  Stock Appreciation Rights Awards shall vest and be exercisable pursuant to the terms outlined in each Grantee’s individual Stock Appreciation Rights Award Agreement.

7.03  Settlement of Stock Appreciation Rights Upon Exercise.  A Grantee shall exercise his Stock Appreciation Rights by submitting to the Board or the Committee a Notice of Exercise in the form provided by the Board or the Committee. Under a Stock Appreciation Rights Award Agreement, as soon as practicable following exercise of such Award, the Grantee will receive cash or shares (including fractional shares) of Common Stock equal in value to the positive difference between the Base Value (or Premium Base Value) and the Final Value multiplied by the number of Stock Appreciation Rights being exercised. This process shall be referred to as the “settlement” of Stock Appreciation Rights.

Partial exercises of Stock Appreciation Rights are permitted hereunder. A Stock Appreciation Rights Award may not be exercised if there is no positive difference between the Base Value (or Premium Base Value) and the Final Value, and the Grantee shall not be entitled to any settlement in cash or Common Stock hereunder in such circumstances. All Awards granted under the Plan shall settle in cash unless a Grantee’s Award Agreement expressly provides the Grantee with the ability to elect to receive cash or Common Stock at his or her election upon exercise. Notwithstanding the foregoing, if the Board is unable to secure shareholder approval of the Plan, all Awards made hereunder shall be settled in cash without regard to a Grantee’s election to receive stock pursuant to his or her Stock Appreciation Rights Award Agreement.

In the event of the Grantee’s death prior to receiving such share distribution payment when due, such distribution will be made to the Grantee’s designated beneficiary (as identified in the Stock Appreciation Rights Award Agreement). If the Grantee is legally married at the time of the designation, and the designated beneficiary is not the Grantee’s spouse, then a written consent of his/her spouse will be required to be provided by the Grantee, or else the Company may not pay benefits under the Plan to the designee named and the benefit would pass to the Grantee’s estate under applicable law. A Grantee may at any time designate a new beneficiary, subject to the restrictions in the preceding sentence, by notifying the Board or as appropriate, the Committee, in writing and such new designation shall be incorporated with and attached to the Company’s file copy of the Stock Appreciation Right Awards Agreement.

7.04  Restriction on Transfer.  Until an Award is exercised, none of the shares of Common Stock which may be paid to the Grantee upon settlement may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered by the Grantee, and no attempt to transfer the shares or the right to receive such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the shares.

7.05  Exercise by Beneficiary.  If a Grantee dies, becomes disabled or otherwise is unable to exercise an Award, the Grantee’s designated beneficiary shall have the right to exercise such Award under the terms and conditions set forth hereunder and under the applicable Stock Appreciation Rights Award Agreement.

7.06  Termination of Employment, Effect on Awards.  In the event that a Grantee dies, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable either by the Grantee or as appropriate, his beneficiary, on the ninety-first (91st) day following the date of death.

In the event that a Grantee terminates his employment with the Company other than for the reasons set forth in Section 3.03 hereof, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by the Grantee or as appropriate, his beneficiary, on the thirty first (31st) day following the effective date of the termination of his employment.

ARTICLE VIII

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the Grantee’s consent.

ARTICLE IX

EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company or any of its subsidiaries to continue in such capacity.

ARTICLE X

TAX CONSIDERATIONS

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the exercise of a Stock Appreciation Rights Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from the Grantee in connection with the exercise of any Award.

ARTICLE XI

EFFECTIVE DATE OF THE PLAN; TERM

11.01  Effective Date of the Plan.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan.

11.02  Term of Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until the restrictions contained therein have lapsed, or by their terms expire or are forfeited.

ARTICLE XII

GOVERNING LAW

To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan, and to apply the Corporate seal hereto as of the   day of          , 2005.

GOLDEN TELECOM, INC.

By: _ _

Name: _ _

Title:

GOLDEN TELECOM, INC.
2005 STOCK APPRECIATION RIGHTS PLAN
STOCK APPRECIATION RIGHTS AWARD AGREEMENT

To:

Date:

Golden Telecom, Inc. (the “Company”), pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the “Plan”), has granted you Stock Appreciation Rights (“SARs”) Awards under the Plan. These Awards are subject to all of the terms and conditions as set forth in the Plan, a copy of which is attached hereto and incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Date of Grant:  [insert date]

Date of Expiration:  [insert Date of Grant + 5 years]

Total Number of Stock Appreciation Rights Subject to this Award:  [insert # ] (divided 25% subject to performance vesting and 75% subject to time vesting) —

1.)  SARs Subject to Performance Vesting:  [insert # equal to 25% of total]

•	[Base OR Premium Base] Value Per Share: [insert $]

2.)  SARs Subject to Time Vesting:  [insert # equal to 75% of total]

• 1st  anniversary of the date of grant — [insert # equal to 33%]

• Premium Base Value Per Share:  [insert $]

•  2nd  anniversary of the date of grant — [insert # equal to 33%]

• Premium Base Value Per Share:  [insert $]

• 3rd  anniversary of the date of grant — [insert # equal to 33%]

• Premium Base Value Per Share:  [insert $]

Vesting Schedule:	Stock Appreciation Rights Awards shall vest in the amounts set forth above as follows:

Performance Vesting. Vesting of the Performance Vesting portion of the SAR Award shall vest in full only upon the Company’s Common Stock achieving a closing trading price of at least [insert $] per share for thirty (30) consecutive days as determined in the sole discretion of the Company. If the Company’s Common Stock does not achieve a closing trading price of at least [insert $] per share for thirty (30) consecutive days within three (3) years of the Date of Grant, such portion of the Award shall expire by its terms and shall not be exercisable by you.

Time Vesting. Vesting of the Time Vesting portion of the SAR Award shall vest incrementally in accordance with the schedule set forth above on each one year anniversary of the Date of Grant, provided that you continue to be employed by the Company as of each such anniversary date.

Settlement:	A Grantee shall exercise his Stock Appreciation Rights in accordance with the requirements of the Plan. In connection with a proper exercise of your Award, you will receive [CASH and/or SHARES (including fractional shares) of Common Stock] equal in value to the positive difference between the Base Value (or Premium Base Value) and the Final Value multiplied by the number of Stock Appreciation Rights being exercised.

[FOR MIXED CASH AND STOCK SETTLEMENTS ADD: In connection with your exercise of this Award, you may notify the Company of your election to receive some or all of your Stock Appreciation Rights received in cash and/or Common Stock of the Company. If you do not make an election, the Company shall exercise its discretion to settle the Stock Appreciation Rights so exercised by you in cash and/or Common Stock in its discretion.]

[FOR STOCK SETTLEMENTS ADD: Notwithstanding the foregoing, if the Board is unable to secure shareholder approval of the Plan, this Award shall be settled in cash without regard to a Grantee’s election to receive stock pursuant to his or her Stock Appreciation Rights Award Agreement.]

Exercisability:	Vested Awards shall be exercisable by you only until the fifth (5) anniversary of the Date of Grant. Awards that remain unexercised after such date shall expire by their terms.

Withholding:	The Company shall be entitled to withhold from any settlement of Stock Appreciation Rights Awards under the Plan the cash necessary to cover applicable income and payroll taxes and, if the amount of such withholding is insufficient, the Company may require you or your beneficiary to pay to the Company the amount required to be withheld in taxes.

Award Not a Service Contract:	Your Stock Appreciation Rights Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a subsidiary, or of the Company or a subsidiary to continue your employment. In addition, nothing in your Award shall obligate the Company or a subsidiary, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as an Employee of the Company or a subsidiary.

Notices:	Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, at your address as shown in the Company’s records.

Governing Plan Document:	Your Stock Appreciation Rights Award is subject to the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Beneficiary Designation:	The Plan grants you the right to designate a beneficiary to receive your Awards in the event you predecease the date such Award, once exercised, is distributable to you. If you are legally married at the time of the designation, and the designated beneficiary is not your spouse, then a written consent of your spouse will be required to be provided by you, or else the Company may not pay benefits under the Plan to the designee named and the benefit would pass to your estate under applicable law. You may change your beneficiary designation at any time, subject to the restrictions provided above, by doing so in writing and submitting such written notice to the Company, subject to the restrictions provided above, which shall (i) attach a copy of such change to this document and (ii) mark the beneficiary designation line of this document as “Amended Effective as of [the date of your change submission].”

Termination of Employment; Effect On Awards:	In the event that you die, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable either by you or as appropriate, your beneficiary, on the ninety-first (91st) day following the date of death.

In the event that you terminate your employment with the Company other than for the reasons set forth in Section 3.03 of the Plan, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by you or as appropriate, your beneficiary, on the thirty-first (31st) day following the effective date of the termination of your employment.

Additional Terms/Acknowledgements:	The undersigned recipient of a Stock Appreciation Rights Award acknowledges receipt of, and understands and agrees to, this Award notice and the Plan. The undersigned further acknowledges that as of the date of each such Award, this notice and the Plan set forth the entire understanding between you and the Company regarding the acquisition of the rights conferred by the Plan and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to you under the Plan.

Golden Telecom, Inc.	Grantee:

By:
Signature	Signature

Title:	Date:

Date:
Beneficiary Designation:

Name	Address

Attachment:  Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan

The Board of Directors Recommends Votes FOR Items 1, 2 and 3.

Please Mark Here for Address Change or Comments.	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

Nominees:	Approved by the Company
01. Petr Aven,
02. Vladimir Bulgak,
03. Patrick Gallagher,
04. David Herman,
05. Keil Johnsen,
06. Alexi Khudyakov,
07. Oleg Malie,
08. Ronny Noovdal,
09. David Smyth and
10. Jean-Pierre Vandromme

FOR all nominees	WITHHOLD AUTHORITY
approved by the	to vote for all nominees
Company	approved by the Company
☐	☐

FOR ALL EXCEPT	☐
To withhold authority to vote for any individual Company nominee, write that nominee’s number on the line below

			FOR	AGAINST	ABSTAIN
2.	APPROVAL OF GOLDEN TELECOM INC. 2005 STOCK APPRECIATION RIGHTS PLAN		☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLC AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR 2006		☐	☐	☐
			FOR	WITHHOLD AUTHORITY
4.	If presented, a shareholder proposal to elect Dmitry Karol as Director	1. Dmitry Karol	☐	☐
Please note that if you vote “FOR” or take no action in item 1 and “FOR” in item 4 your proxy card will be invalidated with respect to those two items because you will have voted for 11 candidates while you are only permitted to vote for 10 candidates.
The Board of Directors Recommends that you “WITHHOLD AUTHORITY” from item 4.

CHECK HERE IF YOU PLAN TO ATTEND THE STOCKHOLDERS MEETING ON MAY 18, 2006	☐
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

▲ FOLD AND DETACH HERE ▲
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2006

PROXY
COMMON STOCK
GOLDEN TELECOM, INC.
Representative Offices of Golden TeleServices, Inc.
1 Kozhevnichesky Proezd, 2nd Floor, Moscow, 115114, Russia
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby nominates and appoints Derek Bloom and Boris Svetlichny or either of him, as proxies with full power of substitution to each, and hereby authorizes each of him to represent and to vote, as designated hereon, all shares of Common Stock of GOLDEN TELECOM, INC. (the “Company”) which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Stockholders to be held on May 18, 2006, and any adjournments thereof.
     Items 1, 2, and 3 will be presented by Golden Telecom, Inc. and Item 4 is expected to be presented by a shareholder.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY’S NOMINATED DIRECTORS (ITEM 1) AND FOR ITEMS 2 AND 3 AND TO WITHHOLD AUTHORITY ON ITEM 4.
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲